AGREEMENT FOR INFORMATION

                               TECHNOLOGY SERVICES

                                     BETWEEN

                              FIDELITY FEDERAL BANK

                                       AND

                       ELECTRONIC DATA SYSTEMS CORPORATION

                                       AND

                         EDS INFORMATION SERVICES L.L.C.

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                  AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES

         THIS AGREEMENT FOR INFORMATION TECHNOLOGY SERVICES ("Agreement") is between Electronic Data Systems Corporation ("EDS"), a Delaware corporation with an address at 5400 Legacy Drive, Plano, Texas 75024, EDS Information Services L.L.C., ("EIS") a Delaware limited liability company with an address at 5400 Legacy Drive, Plano, Texas 75024, (all references to EDS in this Agreement will be deemed to include EIS) and FIDELITY FEDERAL BANK ("CUSTOMER"), A FINANCIAL INSTITUTION WITH AN ADDRESS AT 600 NORTH BRAND BOULEVARD, GLENDALE, CA 91203.

         WHEREAS, Customer desires to purchase certain information technology services from EDS, itself and through various of EDS' indirect, wholly-owned, United States-based subsidiaries, including EIS.

         NOW, THEREFORE, Customer and EDS hereby agree as follows:

                             ARTICLE I - DEFINITIONS

1.1   Definitions.  In this Agreement:

      (a)   "Additional Services" are the Services described in Section 3.1(d).

      (b)   "Basic Services" are the Services listed in Schedule A.

      (c) "Business Day" is each weekday, Monday through Friday, which is not a holiday of Customer.

      (d)   "Conversion Services" are the Services described in Section 3.1(c).

      (e) "Customer Systems" are the Systems listed in Schedule D to be provided by Customer for use in conjunction with EDS Systems.

      (f) "Data Center" is the space at one or more locations where EDS performs Services, excluding Customer locations.

      (g) "EDS Systems" are all Systems, except for Systems provided by Customer, used by EDS to provide Services, including without limitation any improvements, modifications, or enhancements made by EDS to any System and provided to Customer under this Agreement.

      (h) "Effective Date" is the date that this Agreement is executed by EDS pursuant to Section 9.10.

      (i) "Equipment" is all telecommunications lines, modems, and other equipment, including without limitation terminals, control units, ports, logical units, and all related data transmission services required by EDS for Customer to access the EDS Systems, transmit data to EDS, and receive reports and other output from EDS.

      (j)   "Initial Term" is defined in Section 2.1.

      (k) "Operational Date" is the later of (i) the Effective Date, or (ii) the first day of the calendar month in which any Conversion Services are completed and Customer has the capability to input transactions or data for processing by EDS.

      (l)   "Optional Services" are the Services listed in Schedule B.

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      (m)   "PC Software" means, if applicable, the PC-based software
            applications to be utilized by Customer in connection with the Services, as such software applications are described in Schedule A.

      (n)   "Renewal Terms" is defined in Section 2.1.

      (o) "Service" or "Services" are all of the services to be provided by EDS under this Agreement, which include the Basic Services, Optional Services, Conversion Services, and Additional Services.

      (p) "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, and diskettes.

      Other terms are defined elsewhere in this Agreement.


                                ARTICLE II - TERM

2.1 TERM. This Agreement will begin on the Effective Date and, unless terminated earlier under Section 7.2, 7.3, 7.4, 7.5, or 9.5, will continue for a period of five (5) years from the Operational Date (the "Initial Term"). Unless either party gives the other party written notice of intent to terminate, at least twelve (12) months prior to the expiration date of the Initial Term, then this Agreement will automatically renew for an additional two (2) years (the "Renewal Term"). Thereafter, unless either party gives the other party written notice of intent to terminate, at least twelve (12) months prior to the expiration date of the Renewal Term, then this Agreement will automatically renew for an additional two (2) years and continue until either party terminates this Agreement under the foregoing terms.


                       ARTICLE III - EDS RESPONSIBILITIES

3.1 SERVICES PROVIDED. EDS or its subcontractors will provide Customer with the following Services:

      (a)   BASIC SERVICES. Customer's requirements for Basic Services.

      (b) OPTIONAL SERVICES. The Optional Services that Customer requests and EDS agrees to provide.

      (c) CONVERSION SERVICES. On a mutually agreeable schedule EDS will provide those services and instructions ("Conversion Services") reasonably required for Customer to convert to and use the EDS Systems. Customer will cooperate in the conversion effort and timely provide whatever information, data, clerical and office support, management decisions, approvals, and signoffs that EDS reasonably requires. According to a plan to be developed by Customer and EDS, EDS will train a mutually designated group of Customer's personnel in the proper use of the EDS Systems to enable such personnel to train Customer's user personnel in the use of the EDS Systems. Customer will cooperate with EDS in scheduling training in conjunction with Customer's conversion to the EDS Systems.

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      (d)   ADDITIONAL SERVICES. If Customer requests EDS to perform any Service which is not a Basic Service, an Optional Service, or a Conversion Service, then EDS may provide such service as an "Additional Service".

3.2   GENERAL TERMS RELATING TO SERVICES.  EDS will:

      (a) Beginning on the Operational Date, operate the EDS Systems at the Data Center, and accept data and other input from Customer. EDS will make daily, monthly, and other reports and output, including specially requested reports, available to Customer at the Data Center for delivery or transmit them to Customer, subject to Customer's timely delivery or transmission of data and other input to the Data Center for processing. EDS will provide the Services in accordance with the schedule provided to Customer by EDS upon commencement of the Services, which may be updated by EDS from time to time. EDS will not be responsible for the loss of any input or output during transit.

      (b) Provide all Equipment at Customer's expense, including related shipping, installation, and maintenance charges, and advise Customer on the compatibility of its Equipment with the EDS Systems. Customer may elect, with EDS' approval, to provide such Equipment at Customer's expense, subject to charges for Additional Services required for EDS Systems access or configuration.

      (c) Provide for Customer's use one copy of EDS' standard user documentation and one copy of any revisions describing the preparation of input for and use of output from the EDS Systems. Such documentation will address the reports provided under this Agreement. Upon Customer's request, EDS will provide additional copies of such documentation at EDS' then standard charges.

      (d) Correct any errors in customer files that result in errors in reports or other output where such errors (i) are due solely to either malfunctions of EDS' equipment or the EDS Systems or errors of EDS' operators, programmers, or other personnel, and (ii) are called to EDS' attention within the time frames specified in Section
            4.3. EDS will, to the extent reasonably practicable, correct any other errors as an Additional Service.

      (e)   Provide standard EDS forms for use at the Data Center.

      (f) Establish, modify, or substitute from time to time any Equipment, processing priorities, programs, or procedures used in the operation of the EDS Systems or the provision of the Services that EDS reasonably deems necessary, and notify Customer of any such changes that will affect Customer's operations.

      (g) With respect to Year 2000, as part of the Services, EDS will use commercially reasonable efforts (a) with respect to EDS Systems which are proprietary to EDS, to provide those improvements and enhancements to such Systems so that they will maintain the functionality existing as of the Effective Date taking into account any processing, accepting, calculating, writing and outputting of times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000, and any time periods determined or to be determined based on any such times or dates, or both, and (b) with respect to EDS Systems which are not proprietary to EDS, to obtain from the third party vendor thereof, those improvements and enhancements to such Systems so that they will maintain the functionality existing as of the Effective Date taking into account any processing, accepting, calculating, writing and outputting of times or dates, or both, whether before, on or after 12:00 a.m. January 1, 2000, and any time periods determined or to be determined based on any such times or dates, or both. Customer acknowledges and agrees that EDS will not be responsible for (i) changes, modifications, updates or

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            enhancements to, and any inaccuracies, delays, interruptions or errors caused by, interfaces between the EDS Systems and any software or systems which EDS does not operate or maintain as part of the Services, (ii) any inaccuracies, delays, interruptions or errors occurring as a result of incorrect data or data from other systems, software, hardware, processes or third parties provided in a format that is inconsistent with the format and protocols established for EDS Systems including date data in two digit format, even if such data is required for the operation of the EDS proprietary software or systems, and (iii) any inaccuracies, delays, interruptions or errors occurring as a result of incorrect data or data from telecommunication hardware or systems.

3.3 AUDITS. EDS will provide auditors and inspectors that Customer designates in writing with reasonable access to the Data Center for the limited purpose of performing audits or inspections of Customer's business. EDS will provide to such auditors and inspectors reasonable assistance, and Customer will compensate EDS for any Additional Services provided in connection with the audit or inspection. EDS will not be required to provide access to data of other EDS customers.

3.4 REGULATORY COMPLIANCE. EDS will endeavor to maintain the EDS Systems so that they will not be disapproved by any federal or state regulatory authority with jurisdiction over Customer's business. If Customer believes that any modifications to the EDS Systems are required under any laws, rules, or regulations, Customer will promptly so inform EDS. EDS will perform any modifications to the EDS Systems or recommend changes to operating procedures of Customer that EDS determines are necessary or desirable; provided, that if any such changes or modifications result in a significant increase in EDS' cost of providing Services, EDS will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of EDS' increased cost among the applicable EDS customers. New or enhanced EDS System features, functions, reports, or other Services that may result from such modifications or recommendations may be provided as an Additional Service. Notwithstanding the foregoing, Customer acknowledges that the EDS Systems may, from time to time, consist in part of System(s) licensed by EDS from third-party vendor(s) and, therefore, EDS shall have no duty or responsibility to modify any such third-party System under this Section, except to the extent that the vendor thereof has such a duty or responsibility to modify such System pursuant to the applicable license agreement between EDS and such vendor.

3.5 FINANCIAL STATEMENTS AND EDP AUDIT. Upon request, EDS will provide at no charge one copy of EDS' most recent audited financial statements to Customer. Upon request, EDS will also provide to Customer one copy of EDS' most recent independent Data Center EDP audit at EDS' then standard charge for such copy.

3.6 PC SOFTWARE. EDS will either (i) license to Customer or (ii) arrange with the appropriate third party vendor for a direct license, or a sublicense through EDS, to Customer of the PC Software. Customer will execute any such license or sublicense that may be required by such vendor and will be responsible for compliance with all terms and conditions thereof. Such license or sublicense will provide for Customer to have the use of the PC Software at all times during the term of this Agreement.


                     ARTICLE IV - CUSTOMER RESPONSIBILITIES

4.1 MAINTENANCE OF EQUIPMENT. Customer will maintain all Equipment owned or leased by Customer in good working order in accordance with manufacturer's specifications.

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4.2   PROVISION OF CUSTOMIZED FORMS. Unless otherwise agreed in writing,
      Customer will provide or pay for all customized forms required by Customer. These forms will conform to EDS' reasonable specifications. Customer will also provide all forms produced or printed at Customer's premises and required for the performance of Services, or will pay mutually agreed charges to EDS for such forms if provided by EDS at Customer's request.

4.3 CORRECTION OF REPORTS AND OUTPUT. Customer will balance reports to verify master file information and will inspect and review all reports and other output (whether printed, microfiched or electronically transmitted) created from data provided by Customer to EDS. Customer will reject all incorrect reports or output (i) within two Business Days after receipt of daily reports or output, (ii) within five Business Days after receipt of annual, quarterly, or monthly reports or output, and (iii) within three Business Days after receipt of all other reports or output.

4.4 PROVISION OF DATA. Customer will be responsible for the quality and accuracy of all data and other input provided to EDS. EDS may, at its option, return to Customer for correction before processing any data submitted by Customer which is incorrect, illegible, or not in proper form. If Customer does not provide its data to EDS in accordance with EDS' specified format and schedule, EDS will use reasonable efforts to reschedule and process the data as promptly as possible. Related expenses incurred by EDS will be charged to Customer.

4.5 USE OF SYSTEM, PROCEDURES, ETC. Customer will comply with all operating instructions for the EDS Systems which are issued by EDS from time to time. Except as otherwise provided in this Agreement, Customer will be responsible for the supervision, management, and control of its use of the EDS Systems, including without limitation (i) implementing sufficient procedures to satisfy its requirements for the security and accuracy of the data and other input Customer provides, (ii) implementing reasonable procedures to verify reports and other output from EDS within the time frames specified in Section 4.3, and (iii) specifying the methods of accrual calculation to be used by EDS in providing the Services from the options available in the EDS Systems.

4.6 CUSTOMER SYSTEMS. Customer will provide, at Customer's expense, the Customer Systems. Customer will be responsible for any license or maintenance fees related to providing the Customer Systems for use by EDS in connection with the Services. Customer will, at Customer's expense, ensure that the Customer Systems are at all times compatible with the EDS Systems and EDS will have no liability hereunder for any delay or failure to perform Services which arises as a result of the failure of Customer to maintain any Customer System so that it is compatible with the EDS Systems.

4.7   PC SOFTWARE.

      (a) Notwithstanding Section 3.2(b), Customer will, at Customer's expense, provide and be responsible for all Equipment required for Customer to use the PC Software ("PC Software Equipment").

      (b) Without EDS' prior written consent, Customer will not (i) install any System other than the PC Software on the applicable PC Software Equipment; (ii) sell, assign, lease, transfer, or disclose to any third party the PC Software, (iii) use the PC Software for the commercial benefit of any third party; (iv) copy or reproduce the PC Software; or (v) reverse assemble, reverse compile, or otherwise recreate the PC Software. Customer may transfer its use of the PC Software to a backup or replacement system to the PC Software Equipment on a temporary or permanent basis provided Customer gives prior written notice to EDS and discontinues use of the PC Software on the applicable PC Software Equipment.

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                           ARTICLE V - PAYMENTS TO EDS

5.1   SERVICE CHARGES. Customer will pay EDS for the Services as follows:

      (a) For Basic Services, the monthly charges listed in Section 1 of Schedule C.

      (b)   For Conversion Services, the applicable conversion charge listed in
            Section 2 of Schedule C.

      (c)   For Optional Services, the monthly charges listed in Schedule B.

      (d) For Additional Services, EDS' then standard charges for such Services, or, if EDS then has no standard charges for such Services, upon whatever other basis that the parties agree.

5.2 ADDITIONAL CHARGES. Customer will also pay EDS the following, if applicable:

      (a) All costs incurred by EDS (i) in mailing reports or other output to Customer, its customers, or third parties, and (ii) in transporting, shipping, or delivering reports, output, or input between the Data Center and Customer's locations.

      (b) All actual, out-of-pocket costs and expenses, including, without limitation, travel and travel-related expenses, which are incurred by EDS in providing Services when incurred at Customer's request.

      (c)   Any other charges expressly provided in this Agreement.

      (d) All taxes, however designated or levied, based upon any charges under this Agreement, or upon this Agreement or the Systems, Services, or materials provided hereunder, or their use, including without limitation state and local privilege or excise taxes based on gross revenue, sales and use taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on the net income of EDS.

5.3 TIME OF PAYMENT. All charges under this Agreement will be due and payable within ten days of invoice date. Any charges not paid within thirty days of invoice date will bear interest until paid at a rate equal to the lesser of 1.5% per month or the maximum interest rate allowed by applicable law. Customer authorizes EDS to collect charges for Services through applicable clearing house procedures.

5.4 ANNUAL ADJUSTMENT TO CHARGES. The charges set forth in Section 5.1 will be subject to the adjustments described in Schedule E.


                         ARTICLE VI - SYSTEMS, DATA, AND
                                 CONFIDENTIALITY

6.1 EDS SYSTEMS. All EDS Systems are and will remain the exclusive property of EDS or licensors of such EDS Systems, as applicable, and, except as expressly provided in this Agreement, Customer shall have no ownership interest or other rights in any EDS System. Customer acknowledges that the EDS Systems include EDS proprietary information and agrees to keep the EDS Systems confidential at all times. Upon the expiration or termination of this Agreement, Customer will return all copies of all items relating to the EDS Systems which are in the possession of Customer and certify to EDS in writing that Customer has retained no material relating to the EDS Systems.

6.2 CUSTOMER'S INFORMATION. Information relating to Customer or its customers contained in Customer's data files is the exclusive property of Customer and EDS will only be the custodian of that information. EDS agrees to hold in confidence all proprietary information of Customer and its customers provided to EDS in accordance with Section 6.3. However, upon the request of any appropriate federal or state regulatory authority with jurisdiction

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      over Customer's business and after EDS has, when reasonably possible, notified Customer of such request, EDS will allow such authority access to all records and other information of Customer and its customers in the possession of EDS and provide as an Additional Service any related assistance that is required. Promptly after the termination or expiration of this Agreement and the payment to EDS of all sums due and owing, including without limitation any amounts due under Sections 7.6 or 7.7, EDS will, at Customer's request and expense, return to Customer all of Customer's information, data, and files in EDS' then standard machine-readable format and media.

6.3 CONFIDENTIALITY. Except as otherwise provided in this Agreement, EDS and Customer each agree that all information communicated to one by the other or the other's affiliates, whether before or after the Effective Date, will be received in strict confidence, will be used only for purposes of this Agreement, and except for the requirements of Section 6.2 will not be disclosed by the recipient party, its agents, subcontractors, or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, including, without limitation, the terms of this Agreement, except as required by legal, accounting, or regulatory requirements beyond the reasonable control of the recipient party. If Customer is required to disclose any proprietary information of EDS in accordance with any such legal, accounting, or regulatory requirements, then Customer will promptly notify EDS of such requirement and will cooperate with EDS (at EDS' expense) in EDS' efforts, if any, to avoid or limit such disclosure (including, without limitation, obtaining an injunction or an appropriate redaction of the proprietary information in question). The provisions of this Section will survive the expiration or termination of this Agreement for any reason.

6.4 SAFEGUARDING DATA INTEGRITY. EDS will maintain internal computer data integrity safeguards (such as access codes and passwords) to protect against the accidental or unauthorized deletion or alteration of Customer's data in the possession of EDS. EDS will provide additional internal computer data integrity safeguards that Customer reasonably requests as an Additional Service. EDS will also employ and maintain controlled access systems in the Data Center.

6.5 CONTINGENCY PLANNING. The parties' will perform the following regarding contingency planning:

      (a) EDS will develop, maintain and, as necessary in the event of a disaster, execute a disaster recovery plan (the "EDS Plan") for the Data Center and will provide to Customer and its auditors and inspectors such access to the EDS Plan as Customer may reasonably request from time to time. EDS will not be required to provide access to information of other EDS customers.

      (b) Customer will develop, maintain and, as necessary in the event of a disaster, execute a business resumption plan (the "Customer Plan") for all Customer locations and the telecommunications links between the Customer locations and the Data Center and will provide to EDS such access to the Customer Plan as EDS may reasonably request from time to time.

      (c) EDS will provide to Customer such information as may be reasonably required for Customer to assure that the Customer Plan is compatible with the EDS Plan.

      (d) Each party will be responsible for the training of its own personnel as required in connection with all applicable contingency planning activities.

      (e) Each party's contingency planning activities will comply, as appropriate, with such of the following regulatory policies as may be applicable to Customer's business, as the same may be amended or replaced from time to time: (i) Federal Deposit Insurance Corporation Bank Letter BL-22-89 dated July 14, 1989; (ii) Federal Reserve System Supervision and Regulation Number SR 89-16 dated August 1, 1989; and (iii) Office of the Comptroller of the Currency

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            Banking Circular Number BC177 dated July 12, 1989. If compliance with any amendments or replacements of the policies listed above would significantly increase EDS' cost of providing Services, EDS will be entitled to increase the charges under this Agreement by an amount that reflects a pro rata allocation of EDS' increased cost among the applicable EDS customers.


                          ARTICLE VII - TERMINATION AND
                                 RELATED MATTERS

7.1 ARBITRATION. Any dispute, controversy, or claim arising out of, connected with, or relating to this Agreement, or the breach, termination, validity, or enforceability of any provision of this Agreement, will be resolved by final and binding arbitration by a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. Following notice of a party's election to require arbitration, each party will within thirty days select one arbitrator, and those two arbitrators will within thirty days thereafter select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty days, the AAA will within thirty days thereafter select such third arbitrator. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of the arbitration and as allowed by the arbitrators. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of the state having jurisdiction may require or allow. During any arbitration proceedings, EDS will continue to provide Services, and Customer will continue to make payments to EDS in accordance with this Agreement. The fact that arbitration is or may be allowed will not impair the exercise of any termination rights under this Agreement.

7.2 TERMINATION DUE TO ACQUISITION. If fifty percent or more of the stock or assets of Customer are acquired by another person or entity, whether by merger, reorganization, sale, transfer, or other similar transaction, then EDS and Customer will negotiate in good faith the terms and conditions upon which this Agreement may be modified to accommodate such transaction. If the parties are unable to agree upon such modification, either party upon written notice to the other may terminate this Agreement upon the consummation of such acquisition or on a mutually agreeable date thereafter.

7.3 TERMINATION FOR NON-PAYMENT. If Customer defaults in the payment of any charges or other amounts due under this Agreement and fails to cure such default within ten days after receiving written notice specifying such default, then EDS may, by giving Customer at least thirty days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.4 TERMINATION FOR CAUSE. If either party materially defaults in its performance under this Agreement, except for non-payment of amounts due to EDS, and fails to either substantially cure such default within ninety days after receiving written notice specifying the default or, for those defaults which cannot reasonably be cured within ninety days, promptly commence curing such default and thereafter proceed with all due diligence to substantially cure the default, then the party not in default may, by giving the defaulting party at least thirty days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

7.5 TERMINATION FOR INSOLVENCY. If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver, conservator, or similar officer, or makes an assignment for the benefit of all or substantially all of its creditors or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party may, by giving prior written notice thereof to the non-terminating party, terminate this Agreement as of a date specified in such notice.

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7.6   PAYMENT UPON TERMINATION. The parties acknowledge that upon termination of this Agreement for any reason, including under Section 7.2, 7.3, 7.4, or
      7.5 (but excluding by election by either party not to renew pursuant to Section 2.1 or termination by Customer pursuant to Section 7.4 or 9.5), EDS will incur damages resulting from such termination that will be difficult or impossible to ascertain. Therefore, prior to such termination and in addition to all other amounts then due and owing to EDS, Customer will pay to EDS as reasonable liquidated damages an amount equal to the sum of subsections (a) and (b):

      (a) All costs reasonably incurred by EDS in connection with such termination, including without limitation telecommunication line disengagement expenses and costs of terminating leases on or shipping or storing any Equipment provided to Customer by or through EDS under this Agreement, plus a twenty-five percent management fee on such costs, plus EDS' charges for any Additional Services reasonably requested by Customer for deconversion assistance and EDS' then standard charges for the resources utilized to prepare any test or conversion tapes (together, the "Termination Costs"). EDS may, at its option, invoice Customer for the lesser of (i) EDS' good faith estimate of the Termination Costs, or (ii) the aggregate of the charges payable to EDS pursuant to Article V for the two calendar months preceding the month in which notice of termination is given. If the actual Termination Costs are greater or less than the amount of EDS' invoice that is paid by Customer under the immediately preceding sentence, then Customer will pay EDS, or EDS will refund to Customer, as the case may be, the difference between the actual Termination Costs and the amount paid.

      (b) Eighty percent of the total compensation which would have been paid or reimbursed to EDS under this Agreement during the remainder of its term. The amount of total compensation will be computed by multiplying the total number of months remaining in the Initial Term or the Renewal Term then in effect from the effective date of the termination by the average monthly charge to Customer for Services under this Agreement during the twelve calendar months immediately preceding the calendar month in which notice of termination was given, and multiplying that number by eighty percent. This is expressed mathematically as follows:

            (Number of months remaining in term) x (average monthly charge for Services during the twelve months preceding notice of termination) x 0.80

            If this Agreement has been in effect less than twelve calendar months prior to the giving of the notice of termination, then the parties will compute the amount due under this subsection (b) using the average monthly charge for Services made during such lesser number of calendar months. If termination of this Agreement occurs prior to the Operational Date, then the parties will compute the amount due under this subsection (b) assuming that the Operational Date had occurred when scheduled by EDS and using the average monthly charges reasonably estimated to be paid by Customer.

      All amounts payable under this Section 7.6 will be invoiced and paid prior to the effective date of such termination and prior to the release of any test tapes or other data of Customer.

7.7 PAYMENT UPON NONRENEWAL. If Customer gives or receives notice not to renew this Agreement pursuant to Section 2.1, or Customer terminates this Agreement under Section 9.5, Customer will pay to EDS an amount equal to all amounts then due and payable to EDS, plus (a) EDS' charges for any Additional Services reasonably requested by Customer for deconversion assistance, (b) EDS' then standard charges for the resources utilized to prepare any test or conversion tapes, and (c) all other costs reasonably incurred by EDS in connection with such election not to renew or termination that are described in Section 7.6(a) and that relate to obligations that Customer approved, which extend beyond the then current term of this Agreement or earlier termination date under Section 9.5. All amounts payable under this Section 7.7 will be invoiced and paid prior to the expiration date and prior to the release of any test tapes or other data of Customer.


                     ARTICLE VIII - LIABILITY AND INDEMNITY

8.1 LIMITATION OF LIABILITY. Section 3.2(d) sets forth Customer's exclusive remedies for errors in reports or other output provided by EDS under this Agreement. If EDS becomes liable to the Customer under this Agreement for any other reason, whether arising by negligence, willful misconduct or otherwise, then (a) the damages recoverable against EDS for all events, acts, delays, or omissions will not exceed in the aggregate the compensation payable to EDS pursuant to Section 5.1 of this Agreement for the lesser of the months that have elapsed since the Operational Date or the three months ending with the latest month in which occurred the events, acts, delays, or omissions for which damages are claimed, and (b) the measure of damages will not include any amounts for indirect, consequential, or punitive damages of any party, including third parties, or damages which could have been avoided had the output provided by EDS been verified before use. Customer may not assert any cause of action against EDS of which the Customer knew or should have known more than two years prior to such assertion. In connection with the conduct of any litigation with third parties relating to any liability of EDS to Customer or to such third parties, EDS will have all rights which are appropriate to its potential responsibilities or liabilities. EDS will have the right to participate in all such litigation and to settle or compromise its liability to third parties.

8.2 WARRANTY. EDS will provide the Services in a professional and workmanlike manner. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8.2, EDS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE SCHEDULES ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3 FORCE MAJEURE. Each party will be excused from performance under this Agreement, except for any payment obligations, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, third party nonperformance, or other cause beyond its reasonable control, including failures, fluctuations or nonavailability of electrical power, heat, light, air conditioning, or telecommunications equipment. Such nonperformance will not be a default or a ground for termination as long as reasonable means are taken to expeditiously remedy the problem causing such nonperformance.

8.4 CROSS INDEMNITY. EDS and Customer each will indemnify, defend, and hold harmless the other from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorney's fees and expenses, arising out of (a) the death or bodily injury of any agent, employee, customer, or business invitee of the indemnitor, and (b) the damage, loss, or destruction of any property of the indemnitor.

8.5 RELIANCE ON INSTRUCTIONS. EDS is entitled to rely upon and act in accordance with any instructions, guidelines or information provided to EDS by Customer, which are given by persons having actual or apparent authority to provide such instructions, guidelines, or information, and will incur no liability in doing so. Customer will indemnify, defend, and hold harmless EDS from any and all claims, actions, damages, liabilities, costs, and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of or resulting from EDS acting in accordance with this Agreement.


                           ARTICLE IX - MISCELLANEOUS

9.1 BINDING NATURE AND ASSIGNMENT. This Agreement will be binding on the parties and their respective successors and assigns. Neither party may assign this Agreement unless it obtains the prior written consent of the other party (except that EDS will have the right to perform the Services itself and through various of its indirect, wholly-owned, United States-based subsidiaries and to subcontract to unaffiliated third parties portions of the Services, so long as EDS remains responsible for the obligations performed by any of its subsidiaries and subcontractors to the same extent as if such obligations were performed by EDS employees), which consent will not be unreasonably withheld. The following transactions relating to either party will not require approval of the other party under this Section: any merger (including without limitation a reincorporation merger), consolidation, reorganization, stock exchange, sale of stock or substantially all of the assets, or other similar or related transaction in which such party is the surviving entity or, if such party is not the surviving entity, the surviving entity continues to conduct the business conducted by such party prior to consummation of the transaction.

9.2 HIRING OF EMPLOYEES. During the term of this Agreement and for a period of twelve months thereafter, neither party will, without the prior written consent of the other, offer employment to or employ any person employed then or within the preceding twelve months by the other party, if the person was involved in providing or receiving Services.

9.3   NOTICES. Any notice under this Agreement will be deemed to be given when
      (i) delivered by hand or when mailed by registered United States mail, return receipt requested, and (ii) addressed to the recipient party at its address set forth in the first paragraph of this Agreement and to the attention of its President, in the case of Customer, or to the attention of President of Community Banking Services, in the case of EDS. Either party may from time to time change its address for notification purposes, by giving the other prior written notice of the new address and the date upon which it will become effective.

9.4 RELATIONSHIP OF PARTIES. EDS, in providing Services, is acting as an independent contractor and does not undertake by this Agreement or otherwise to perform any regulatory or contractual obligation of the Customer. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be performed by EDS under this Agreement.

9.5 MODIFICATION. EDS may from time to time modify any of the provisions of this Agreement to be effective at any time on or after the expiration of the Initial Term by giving Customer at least six months prior written notice describing the modification and the date upon which it will be effective (the "Modification Date"). If EDS gives Customer notice of a modification pursuant to this Section, Customer may, by giving EDS written notice at least three months prior to the Modification Date, terminate this Agreement as of such Modification Date or at a specified later date. Unless Customer provides such notice, the modification will be effective for any period after the Modification Date.

9.6 WAIVER. A waiver by either of the parties of any of the covenants, conditions, or agreements to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach or of any other covenant, condition, or agreement contained in this Agreement.

9.7 MEDIA RELEASES. All media releases, public announcements, and public disclosures by Customer or Customer's employees or agents relating to this Agreement or the subject matter of this Agreement, including without limitation promotional or marketing material, but excluding any announcement intended solely for internal distribution by Customer or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of Customer, will be coordinated with and approved by EDS prior to release.

9.8 ENTIRE AGREEMENT. This Agreement and all attached Schedules constitute the entire agreement between EDS and Customer with respect to the subject matter of this Agreement. There are no understandings or agreements relative to this Agreement which are not fully expressed herein and no change, waiver, or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver, or discharge is sought to be enforced. This Agreement may be amended only by an amendment in writing, signed by the parties.

9.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Texas.

9.10 EXECUTION OF AGREEMENT. Three original copies of this Agreement will be executed and submitted to EDS by Customer. This Agreement will become effective when EDS executes this Agreement. EDS will return one of the executed copies to Customer. By executing this Agreement, Customer represents and warrants that (a) this Agreement has been duly authorized;
      (b) such execution does not, and will not, cause a breach by Customer of any other contract, agreement, or understanding to which Customer is a party; and (c) this Agreement constitutes a valid, fully enforceable, and legally binding obligation of Customer. Customer will maintain this Agreement as an official record of Customer continuously from the time of its execution.


            IN WITNESS WHEREOF, EDS and Customer each have caused this Agreement to be signed and delivered by its duly authorized representative.


Customer:                                  Accepted by:
FIDELITY FEDERAL BANK                      ELECTRONIC DATA SYSTEMS CORPORATION

By:    /S/ JAMES E. STUTZ                  By:     /S/ PAUL W. DUCKHAM
-------------------------------------      -------------------------------------
      Authorized Signature                         Authorized Signature

        JAMES E. STUTZ,                              PAUL W. DUCKHAM,
President and Chief Operating Officer         President, MISER Division
-------------------------------------      -------------------------------------
   Type or Print Name and Title               Type or Print Name and Title

        December 3, 1999                            December 9, 1999
-------------------------------------      -------------------------------------
             Date                                          Date

                                           EDS INFORMATION SERVICES L.L.C.

                                           By:   /S/ RAYMOND R. MATURI
                                           -------------------------------------
                                                 Authorized Signature

                                                  RAYMOND R. MATURI.
                                                  Division President
                                           -------------------------------------
                                             Type or Print Name and Title

                                                  December 15, 1999
                                           -------------------------------------
                                                         Date

                                   SCHEDULE A

                                 BASIC SERVICES

EDS will provide Customer the following Basic Services:

 I.   DATA PROCESSING SOFTWARE SYSTEM ACCESS:

      MISER Base Software System includes:

       * Demand Deposit Accounts           * Relationship Pricing
       * Savings/Club Accounts             * Combined Statements
       * Retirement Accounts               * Sweep Accounts
       * Mortgage Loans (Investor)         * NOW Accounts
       * Mortgage Loans (Non-Investor)     * ACH Returns
       * Money Market Accounts             * Automatic Account Transfers
       * Line of Credit                    * Combined Interest Checks
       * Student Loans                     * Mid Year IRA Statements
       * General Ledger                    * Escrow Analysis
       * Certificates of Deposit           * Escrow Statements
       * Lease Security                    * LIP Billing
       * ACH/Transfers                     * Home Equity Loans
       * Installment Loans                 * Coupon Production
       * Passbook Loans                    * Credit Bureau Reporting (Max 2)
       * Other Loans (Share)               * General Ledger Auto-Posting
       * IOLTA (Lawyer)                    * AM/PM Processing
       * Relationship CIF                  * Documentation
       * Disaster Recovery (Host)          * Training Bank File
       * Optical Disk Download             * Employee Account Security
       * Output Management System          * Tape Generation
       * Overdraft Protection

      MISER Base Software System also includes the following ancillary applications (Note: Access Fees and Volume Charges as defined in Schedule B or Schedule C may apply):

       * Commercial Loans                  * Investor Reporting
       * Dealer Processing                 * Per Diem
       * ECHO (Shadow Accounting)          * Billing Records
       * Safe Deposit Box                  * Notepad Storage
       * Online ATM Processing             * Report Writer Access
       * Data Mart                         * Data Warehouse
       * Accounts Payable

II.   STANDARD REPORTS:

      EDS shall make available to Customer those standard reports listed in the Data Center's published MISER Reports that are produced by those Data Processing Software System application systems used by Customer. All reports will be transmitted to a remote print facility at Customer's location, unless otherwise requested by Customer. Customer is responsible for the operation and cost of the remote print facility. Any expense for additional copies, custom pre-printed forms, mailing and handling service shall be paid by Customer. The design and format of any forms to be used with the Data Processing Software System shall be approved by EDS. All reports produced only upon request of Customer as well as special requests to produce standard reports outside such report's normal production frequency (which reports are denoted as "Requested Programs and Frequencies") shall be subject to the Special Report Charges specified in Schedule "C."

III.  Hours of Operation and Schedule of Services

      1.  ON-LINE PROCESSING HOURS OF OPERATION

          SCHEDULED AVAILABILITY
          Monday through Friday       6:45 A.M. - 8:00 P.M. (See Note 1)
          Saturday                    8:00 A.M. - 2:00 P.M.
          Sunday                      8:00 A.M. - 2:00 P.M.

          Note 1: Five (5) day processing with Saturday carry-over

      EDS' Data Center will observe New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving, and Christmas as holidays. On-line service will not be available to Customer on those days, except as mutually agreed upon in advance and for a fee to be agreed upon in advance.

      2.  OFF-LINE PROCESSING AND REPORTING

          2.1 DAILY

          Regular daily reports and OMS         8:00 A.M. Following business day

          o Includes all scheduled reports
            and downloads for the core
            applications (deposits, loans,
            and general ledger)

          2.2 MONTHLY

          Interest checks and commercial        Noon on the 1st business
          checking account statements           day following end of month

          All other monthly reports             Noon on the 3rd business
                                                day following end of month

          2.3 QUARTERLY

          All other quarterly reports           Noon on the 3rd business
                                                day following end of quarter

          2.4 ANNUAL

          All IRS-required forms                Scheduled as mutually agreed
                                                to permit federal regulatory
                                                compliance

          All other annual reports              Noon on the 4th business day
                                                following end of year

      3.  BATCH TRANSACTION INPUT FROM CUSTOMER

          3.1 Daily                             No later than 4:00 p.m. same
                                                day

                                   SCHEDULE B

                                OPTIONAL SERVICES

Customer will have the option to implement the following option products throughout the term of this Agreement. Should Customer elect to utilize any of the optional products EDS will assess the surcharge identified below.


COMPONENT                                MONTHLY          ONE-TIME                     COMMENT
------------------------------------  -------------    --------------     --------------------------------

LOAN SUPPORT
------------

  MORTGAGE LOANS                         Access Fee        $ 8,000.00     One-Time Fee for
                                        Included In                       On-Site Training
                                      Basic Service

  COMMERCIAL LOANS                         $ 200.00        $ 3,000.00     One-Time Fee for
                                                                          On-Site Training

  COMMERCIAL LOAN WITH                     $ 300.00        $ 5,000.00     One-Time Fee for
    MULTIPLE PARTICIPATION                                                On-SiteTraining

  COMMERCIAL CONSTRUCTION LOANS          $ 2,500.00        $ 3,000.00     One-Time Fee for
                                                                          On-Site Training

  INVESTOR REPORTING                       $ 750.00        $ 4,000.00     One-Time Fee for
                                                                          On-Site Training

  BILLING RECORDS & PER DIEM             Access Fee        $ 2,500.00     One-Time Fee for
                                        Included In                       On-Site Training
                                      Basic Service

  DEALER LOAN SERVICING                  Access Fee        $ 2,000.00     One-Time Fee for
                                        Included In                       On-Site Training
                                      Basic Service

  ECHO (SHADOW ACCOUNTING)               Access Fee        $ 2,000.00     One-Time Fee for
                                        Included In                       On-Site Training
                                      Basic Service

  ONLINE COLLECTIONS                        $300.00        $ 2,500.00     One-Time Fee for
                                                                          On-Site Training

  LETTER WRITER                             $ 50.00        $ 1,500.00     Plus .025 per letter generated
                                                                          and .10 per letter Stored Billed
                                                                          Monthly; One-time Fee for
                                                                          On-Site Training

  NOTEPAD STORAGE                        Access Fee    Not Applicable     Plus $0.01 Per NotePad Record
                                        Included In
                                      Basic Service



FINANCIAL APPLICATIONS
----------------------

  ASSET/LIABILITY MANAGEMENT
  > License Fee (Multi-User Version)  Not Applicable      $ 27,700.00     HNC Financial Solutions
  > Installation/Training Fee         Not Applicable       $ 5,000.00
  > Maintenance Fee                         $ 475.00   Not Applicable     Plus File Transfer Fee


  INVESTMENT MANAGEMENT
  > License Fee (Multi-User Version)  Not Applicable      $ 12,500.00     Wall Street Consulting Group
  > Installation/Training Fee         Not Applicable       $ 7,000.00
  > Maintenance Fee                         $ 225.00   Not Applicable     Plus File Transfer Fee


  FIXED ASSETS
  > License Fee (Multi-User Version)  Not Applicable      $  3,650.00     HNC Financial Solutions
  > Installation/Training Fee         Not Applicable       $ 2,000.00
  > Maintenance Fee                          $ 75.00   Not Applicable     Plus File Transfer Fee


                                   SCHEDULE C

                                 SERVICE CHARGES


Section 1.a.           Charges for Basic Services.
------------           ---------------------------

In consideration for the services described in Schedule A, Customer will pay EDS a monthly data processing service charge based on the following table.


COMPONENT                                MONTHLY          ONE-TIME                     COMMENT
------------------------------------  -------------    --------------     --------------------------------

CORE PROCESSING FEES
--------------------

  ACCOUNT PROCESSING FEE

    STANDARD:
      Open Active Accounts *                 $ 0.50    Not Applicable     Per Account Per Month

    PREMIUM - COMMERCIAL LOANS &
    INVESTOR MORTGAGES:
      Open Active Accounts *                 $ 0.50    Not Applicable     Per Account Per Month

    STANDARD & PREMIUM:
      Closed Accounts *                      $ 0.05    Not Applicable     Per Account Per Month

*    FOR THE PURPOSES OF THIS SCHEDULE ACCOUNT(S) SHALL BE DEFINED AS THE TOTAL
     DEPOSITS, TOTAL LOANS, AND COLLECTIONS RECORDS PROCESSED BY EDS FOR THE
     CUSTOMER AS REPORTED IN EDS MSR615 PROGRAM (DATA CENTER WORKSHEET FOR
     ACCOUNT VOLUME ANALYSIS.)

*    DURING THE FIRST TWENTY-FOUR (24) MONTHS OF THE TERM OF THIS AGREEMENT, EDS
     WILL WAIVE ACCOUNT PROCESSING FEES FOR UP TO THE FIRST 15,000 MORTGAGE LOAN
     ACCOUNTS.


 ACCOUNTS PAYABLE
 ----------------

   > Monthly Fee                           $ 300.00        $ 2,000.00     One-Time Fee for On-Site Training

   > Vendor Fee                              $ 0.35    Not Applicable     Per Vendor Billed Monthly not
                                                                          to exceed $1,200.00

   > Transaction Fee                         $ 0.02    Not Applicable     Per Transaction Billed Monthly


  SAFE DEPOSIT BOX                       Access Fee        $ 1,500.00     EDS hereby agrees to waive the $500.00
                                        Included In                       MISER Safe Deposit Box Monthly Access Fee
                                      Basic Service                       and $20.00 (per branch) Monthly Branch
                                                                          Access Fee; One-Time Fee for On-Site Training


  ONLINE ATM                             $ 1,000.00          Included     One-Time Fee for On-Site Training
                                                                          included in Charge for Basic Conversion
                                                                          Services, Schedule C, Section 2.a


ADHOC REPORTING
---------------

MISER GUI REPORT WRITER & DATA EXTRACT

  Application Access                         Waived        $ 5,000.00     EDS hereby agrees to waive the $750.00
                                                                          MISER Report Writer and Data Extract Monthly
                                                                          Access Fee; One-Time Fee for On-Site Training

                                       C-1

VARIABLE CHARGES:

> URSA                                       Waived        $ 1,000.00     Per URSA Client Terminal

> prime pass accounts accessed             $ 0.0030    Not Applicable     Billed Monthly

> prime pass accounts processed            $ 0.0041    Not Applicable     Billed Monthly

> off-prime pass accounts accessed         $ 0.0010    Not Applicable     Billed Monthly

> off-prime pass accounts processed        $ 0.0025    Not Applicable     Billed Monthly


MISCELLANEOUS FEES
------------------

DOCUMENTATION:

  Hard Copy                               No Charge         No Charge     Initial Hard Copy Set; Additional Sets $250.00

  CD-ROM                                  No Charge         No Charge     Initial CD-ROM; Additional CD's $50.00

FILE TRANSFER:

  External File Reporting
  (Magnetic Tape)                           $ 40.00    Not Applicable     Fee Waived for the first 10 Files on a Monthly
                                                                          Basis; Per File Plus Tape Cost

  External File Reporting
  (Transmissions and Downloads)             $ 30.00    Not Applicable     Fee Waived for the first 10 Files on a Monthly
                                                                          Basis; Per File

SCHEDULE CHANGES:

  Ad Hoc
  (Processed by EDS Production Control)     $ 25.00    Not Applicable     Per Change WAIVED DURING FIRST 6 MONTHS OF THE
                                                                          TERM OF THIS AGREEMENT

  Permanent
  (Processed by EDS Production Control)     $ 15.00    Not Applicable     Per change WAIVED DURING FIRST 6 MONTHS OF THE
                                                                          TERM OF THIS AGREEMENT

CARD OPTION CHANGES:

  Ad Hoc
  (Processed by EDS Production Control)     $ 25.00    Not Applicable     Per Change WAIVED DURING FIRST 6 MONTHS OF THE
                                                                          TERM OF THIS AGREEMENT

  Permanent
  (Processed by EDS Production Control)     $ 25.00    Not Applicable     Per change WAIVED DURING FIRST 6 MONTHS OF THE
                                                                          TERM OF THIS AGREEMENT

PARAMETER CHANGES:

  Field Changes
  (Processed by EDS Production Control)     $ 15.00    Not Applicable     Per Field Per Setup/Change WAIVED DURING FIRST 6
                                                                          MONTHS OF THE TERM OF THIS AGREEMENT

  Account/Service Charge Types
  (Processed by EDS Production Control)     $ 75.00    Not Applicable     Per Type Per Setup/Change WAIVED DURING FIRST 6
                                                                          MONTHS OF THE TERM OF THIS AGREEMENT

EDS contemplates offering Customer its MISER DATAMART Application, said application to be released to EDS' service bureau customers in the first quarter of 2000.


COMPONENT                                MONTHLY          ONE-TIME                     COMMENT
------------------------------------  -------------    --------------     --------------------------------

DATA MART & DATA WAREHOUSE
--------------------------

>  Data Mart Initial License Fee       Not Applicable       Waived(1)     Includes:
   New Name Business Discount                                             Data Replication
   Net Data Mart Initial License Fee                                      > Daily, once a day, on a NT-Server at the SMC
                                                                            [dedicated server]
> Data Mart Server Package             Not Applicable  $ 95,000.00        Reporting Products
  New Name Business Discount                           $ 41,000.00(2)     > MISER Datamart Report Client Version 1.0 -
  Net Data Mart Server Package                         ------------         Crystal Reports
                                                       $ 54,000.00        > MISER Executive Reporting Module Version 1.0 - Sagent
                                                       ============         (single source, single target - 20 user licenses)


> Monthly Usage Fee
  Includes: Data Replication daily                                        Monthly Fee estimate assumes 200,000 accounts
  on a NT-Server at EDS' Data Center      $ 5,000.00   Not Applicable     (as defined in Schedule C, Section 1a of this
  plus maintenance and server                                             Agreement) at $0.025 per account.
  administration.


> Installation and Training           Not Applicable   $ 6,500.00         Four (4) Days On-Site

> Report Product Training             Not Applicable   $ 1,200.00         PER MAN-DAY

> Consulting Services                 Not Applicable   $ 2,500.00         PER MAN-DAY

> Re-Clone Database (Client Requeted) Not Applicable       $ 0.02         Per record; Minimum $2,000.00


>  Other Considerations:

   > (1) In consideration of Customer licensing a minimum 400 seats of the SDI
     ZEUS Teller and Platform System EDS hereby agrees to waive the $40,000.00 Data Mart Initial License Fee. Should Customer elect to license fewer SDI ZEUS Teller and Platform Systems then EDS reserves the right to reinstate a portion of the Data Mart Initial License Fee.

   > (2) In consideration of Customer licensing a minimum 400 seats of the SDI
     ZEUS Teller and Platform System EDS hereby agrees to provides a discount of $31,000.00 against the purchase of a Data Mart Server Package for $95,000.00. Should Customer elect to license fewer SDI ZEUS Teller and Platform Systems then EDS reserves the right to reduce the discount against the Data Mart Server Package.

   > Monthly fees will fluctuate based on number of accounts; the variable portion of the monthly fee is $0.025 per account.

   > Additional installation and consulting services available at $ 2,500.00 per man-day.

   > It may be necessary to upgrade the server as technology changes. In the event EDS determines that a server upgrade is warranted, EDS and Customer will mutually agree as to the necessity of the upgrade and Customer will pay a mutually agreeable server upgrade fee.

   > Hardware and Software Requirements:

         Software: NT 4.0, SQL Server 7.0 (for Datamart) ; Crystal
         Reports 6.0 (for Datamart Report Client only)
         Hardware: Recommended configuration: Dual Intel 450MHZ Pentium II Processors, 512MB ECC SDRAM SIMM, 54GB* 10000RPM Ultra/Wide
         Disk Configured as RAID5 hardware array, 4 mm DAT Drive,
         10/100 TX LAN Controller, SCSI Ultra/Wide Controller capable for RAID5.
          * May vary based on storage needs.

   > Pricing in this Schedule B is subject to further review by EDS of the specific configuration for Customer and may be subject to modification.


Section 1.b.      Annual Minimum Charges for Basic Services.
------------      ------------------------------------------

EDS' Basic Services are subject to the annual minimum charges in the table in this Section 1.b during the term of this Agreement. All monthly fees referenced in Schedule B and Schedule C of this Agreement are to be included in the calculation of Annual Minimum Charges for Basic Services.

        COMPONENT FEES                              AMOUNT
        --------------                              ------

ANNUAL MINIMUM BASIC SERVICE CHARGES
Year 1-5 of the term of this Agreement           $1,000,080.00

On each anniversary of the Operational Date, EDS will calculate the total monthly charges referenced in Schedule B and Schedule C of this Agreement paid to EDS by Customer for the immediately preceding 12 months (the "Total Charges"). In the event the Total Charges for the previous 12 months is less than the Annual Minimum Charges set forth in the table above in this Section 1.b, EDS will invoice Customer the difference between the Annual Minimum Charges and the Total Charges, such invoice to be paid by Customer within 10 days of the date of invoice. Notwithstanding anything to the contrary in this Agreement, the parties agree that the Annual Minimum Charges set forth in the table above in this Section 1.b will not be subject to the annual adjustment described in Schedule E.

Section 1.c.      Staffing
--------------------------

RELATIONSHIP MANAGER. EDS shall assign a relationship manager to Customer (the "Relationship Manager"). The Relationship Manager will be located at a regional EDS facility and will be responsible for management of EDS' and the Customer's overall business relationship. The Relationship Manager will meet with the Customer at least monthly to discuss issues related to the business relationship. EDS will provide the Relationship Manager at no additional charge to the Customer.

PROGRAMMER. Effective the Operational Date, EDS shall use commercially reasonable efforts to hire and assign a full-time EDS programmer dedicated to Customer's account (the "Programmer"). The Programmer will be located at Customer's site for the term of this Agreement. The Programmer will provide on a full-time basis the Special Programming Services contemplated in Section 1.d of this Schedule C. Should EDS be unable to assign a Programmer by the Operational Date as contemplated above, then Customer may, at its option, select from one of the following alternatives for each month in which a Programmer is not assigned by EDS: (i) receive up to one hundred hours of Special Programming Services performed by off-site, non-dedicated EDS programmers, or (ii) receive a credit for such month in the amount of $3,000.00. The immediately preceding alternatives will be pro-rated for partial months. Should Customer select option
(i), above, EDS shall have the right to select the programmer(s) to perform the Special Programming Services.

Section 1.d.      Special Programming Services
----------------------------------------------

EDS shall provide to Customer special programming services (including development of special programs and interfaces, modification of existing programs, conversion services, and retrofitting of custom programs and patches in to System releases) ("Special Programming Services") to the extent that they can be provided by the Programmer referenced in Section 1.c above working on a full-time basis. Special Programming Services deliverables shall be scheduled as mutually agreed by EDS and Customer, provided that EDS will exercise commercially reasonably efforts to provide acceptable turnaround time on projects requested by the Customer. Time spent by EDS' programmers to (i) correct defects to the EDS System (a "defect" shall mean the EDS System does not perform in accordance to specifications as generally provided to EDS' customer base) and (ii) perform modifications required by Federal regulatory agencies, subject to the provisions of Section 3.4 of the Agreement, will not be applied against the Special Programming Services hours that may be provided by EDS with off-site EDS programming resources in the event Customer exercises alternative
(i) set forth in Section 1.c above.

CHARGES FOR SPECIAL SERVICES. Should Customer desire programming services in excess of those contemplated in the Special Programming Services then EDS shall provide to Customer a cost and time estimate to complete the desired capability. Such Additional Services shall be billed at a rate of $125.00 per hour. EDS will proceed with the Customer's request for such Additional Services upon receipt of Customer's written approval of EDS' time and cost estimate.

EDS reserves the right to decline Customer requests for Special Programming or Additional Services if the deliverable would adversely affect the System or if EDS resources are not reasonably available to accomplish the request.

Section 1.e.      Deconversion Services
---------------------------------------

As set forth in Section 7.6 of the Agreement, Customer will pay EDS all costs reasonably incurred by EDS in connection with such deconversion assistance and resources utilized to prepare any test or deconversion tapes. Without limiting the provisions of Section 7.6 of the Agreement, all deconversion assistance will be provided at EDS' then standard charges; provided, however, that the following deconversion assistance items shall be fixed at the rates listed below in this
Section 1.f, subject only to the annual price adjustments set forth in Schedule E of this Agreement.

  o Deconversion Tapes                                        $  500.00 per tape
           (same pricing for test tapes
           or final tapes)
  o Employee Research Time                                    $  100.00 per hour
  o Master File Layouts
           Included with tape charge but can
           charge excessive man hours @                       $  125.00 per hour
  o Telecom Charge (rebill pass through actual charge plus 5% handling charge)
  o Partial Month On-line Charges
           (Average monthly invoice divided by number of days used). Example:
           $42,000.00 average customer invoice divided by 21 days = $2,000.00 per day. Customer uses 10 days. $2,000.00 x 10 = $20,000.00. Charges will vary depending on average monthly invoice, number of billing days in monthly cycle, days used after conversion.

Section 1.f.      Disaster Recovery Fees
----------------------------------------

In the event of an actual disaster, Customer shall pay Disaster Recovery fees and actual costs EDS incurs, including, but not limited to: travel and travel-related expenses of EDS' staff; telephone expenses; data communications expenses; other than out of pocket expenses related to EDS' operations other than Data Processing; cost of any special equipment required by Customer in addition to the equipment configuration at EDS' disaster recovery hot site.

      a. While EDS is responsible for the cost of testing EDS' Data Center operations at the disaster recovery hotsite, Customer is responsible for any incremental testing fees incurred as result of Customer's testing requirements. Customer will not be financially responsible for EDS' internal Data Center disaster recovery testing conducted on an annual basis.

Section 1.g       History Retention
-----------------------------------

The fees set forth herein are based upon the closed account, monetary and non-monetary transaction history retention limits set forth below. Additional history retention requested by Customer may be subject to additional charge at EDS' discretion.
          Checking                     3 months (rolling)
          Consumer Loans               current and previous year
          General Ledger               current and previous year
          Savings                      current and previous 2 years
          Other applications           current and previous year

Additional history retention will be available on request by Customer for an additional fee.

Section 1.h.      Optional PC Based Applications
------------------------------------------------

Customer intends to use the personal computer based applications listed below (the "PC Applications"). Customer agrees to enter into separate software license and software maintenance agreements with EDS or EDS' designated third party vendors in order to obtain the rights to use the below listed PC Applications.

     o SDI ZEUS Client/Server Front-End with TCP/IP Connection To EDS' Host Computer

Section 2.a       Charge For Basic Conversion Services
------------------------------------------------------

Customer will pay EDS for the following one-time charges associated with conversion and training services performed during the Conversion period.


CONVERSION SERVICES                       ONE-TIME             COMMENT
------------------------------------  --------------  --------------------------

MISER SYSTEM SETUP, IMPLEMENTATION,
& CONVERSION:

  Institution Setup                   $  75,000.00    Plus travel and living
                                                      expenses for EDS' employee
                                                      while on Customer site.

  Conversion                          $ 200,000.00    Plus travel and living
                                                      expenses for EDS' employee
                                                      while on Customer site.
MISER SYSTEM TRAINING FEES:

  MISER Introduction                   $ 63,000.00    Plus travel and living
                                                      expenses for EDS' employee
                                                      while on Customer site.

The MISER System Training Fees set forth in the table above will be in payment of EDS' provision to specified Customer personnel of the following training classes:

         Class                                       Number of Classes
         -------------------------------------------------------------
         Introduction to MISER                              1
         Relationship CIF                                   3
         Branch Operations                                  3
         Deposit Servicing                                  3
         Security                                           1
         Individual Retirement Account Servicing            1
         Consumer Loans                                     1
         Line of Credit Account Servicing                   1
         General Ledger                                     1
         Back Office (ACH/Inclearings/Transfers)            1
         Command and Edit (CANDE) System                    1
         TB Entry                                           1
         Backoffice Branch Operations                       1
         Nightly Production                                 1
         MISER Administrator                                1
         ATM                                                1

The Conversion Services, as defined in Article III, Section 3.1(c) of the Agreement, are based upon EDS' good faith estimate derived from information presented to EDS by Customer. If, during the course of the Conversion Services effort, it is determined that (a) Customer desires EDS to perform additional services not included in Company's Conversion Services described herein, or (b) the Conversion Services assistance effort is substantially greater than Company's good faith estimate, then EDS reserves the right to charge Customer additional Conversion Service Charges as mutually agreed by EDS and Customer.

Section 2.b      Charge for Custom Interface and Development Conversion Services
--------------------------------------------------------------------------------

If it is determined that Customer desires EDS to perform custom interface and other development services not contemplated in the Basic Conversion Services then EDS will charge Customer for such services at a rate of $125.00 per-hour per resource. Notwithstanding the foregoing, EDS will waive such fees for Custom Interface and Development Services for up to the first one hundred (100) man-hours.

Section 3.        Schedule of One-Time Charges.
-----------------------------------------------

Basic Services Charges (as defined in Exhibit C, Sections 1.a, 1.b, and 1.c)

     o    All charges will be payable on receipt of EDS' invoice.

Special Programming Services (as defined in Exhibit C, Section 1.d)

     o    All charges will be payable on receipt of EDS' invoice.

Deconversion, Disaster Recovery, and History Retention (as defined in Exhibit C, Sections 1.e, 1.f and 1.g)

     o    All charges will be payable on receipt of EDS' invoice.

Conversion Services (as defined in Exhibit C, Section 2a)

     o    $100,000.00         Upon execution of this Agreement
     o    $150,000.00         Upon January 1, 2000
     o    $  88,000.00        Upon Conversion

Additional Charges (Including all remaining charges plus travel and living related expenses)

     o    All charges will be payable on receipt of EDS' invoice.

                                   SCHEDULE D

                                CUSTOMER SYSTEMS


               SYSTEM                                      VENDOR
               ------                                      ------


EDS will provide customer a detailed quote of the cost to create and run an interface to the Customer System listed above.

                                   SCHEDULE E

                          ANNUAL ADJUSTMENT TO CHARGES

1. ADJUSTMENT TO CHARGES. The parties acknowledge and agree to use the Employment Cost Index for Total Compensation (not seasonally adjusted), Private Industry Workers, White-collar occupations excluding sales, June 1989 = 100 (the "ECI"), as the basis for annual adjustments to all charges to be paid by Customer to EDS under the Agreement (the "Adjustable Charges"). The ECI is published by the Bureau of Labor Statistics (the "BLS") of the U.S. Department of Labor. For purposes of this Schedule E, the most recently published ECI as of any anniversary of the Effective Date is the "ECI Current Index", and the "ECI Base Index" is the ECI Current Index from the prior anniversary of the Effective Date (or, for the first anniversary, the ECI most recently published as of the Effective Date). If, on any anniversary of the Effective Date, the ECI Current Index is higher than the ECI Base Index, then, effective as of such anniversary, an adjustment to the Adjustable Charges will be made by increasing the Adjustable Charges by the percentage that the ECI Current Index increased from the ECI Base Index. In calculating the percentage increase, the parties agree to round to one decimal place. In no event will adjustments pursuant to this Exhibit A exceed five percent (5%) on an annual basis during the term of the Agreement. If, on any anniversary of the Effective Date, the ECI Current Index is lower than the ECI Base Index, no adjustment to the Adjustable Charges will be made, and the ECI Base Index shall be carried over to the next anniversary so that no adjustment to the Adjustable Charges will be made on the next anniversary except to the extent that the ECI Current Index on that next anniversary exceeds the carried over ECI Base Index.. If the period from the ECI Base Index to the ECI Current Index is other than 12 months, an adjustment to a full year will be made in the manner indicated in the example set forth in
         Section 3 of this Schedule E. If an adjustment is not made on an anniversary date for any reason, then the ECI Base Index for the following anniversary date will be the same as the ECI Base Index for the anniversary date on which no adjustment was made, as indicated in the note to the third example set forth in Section 3 of this Schedule
         E. The ECI is published quarterly at the end of the month following the quarter measured, and the most recently published ECI as of the Effective Date was the ECI published on or around October 31, 1999 for the quarter ending September 30, 1999. The parties acknowledge and agree that EDS will adjust the Adjustable Charges and will advise Customer of such adjustment in writing so that the new charges will amend this Agreement and become effective on the applicable anniversary of the Effective Date. If no adjustment is made on an anniversary date for any reason, EDS will advise Customer in writing of such fact.

2. ADJUSTMENT TO CHARGES EXAMPLE. The following is an example of the adjustments described in Section 1 of this Schedule E. The specific numbers used in the example are for illustration purposes only and are not necessarily reflective of an actual calculation hereunder or the actual ECI.

         Annual Adjustment on First Anniversary Date:
            Example Charge under this Agreement                        $1,500.00
            ECI Current Index                                              136.0
            ECI Base Index (as of Effective Date)                          129.9
            Percentage Change                       36.0 - 129.9) / 129.9 = 4.7%
            Charge Increased by (1+ Percentage Change)    $1,500.00 * (1 + 4.7%)
            Equals Adjusted Charge                                     $1,570.50

         Annual Adjustment on Second Anniversary Date:
            Adjusted Charge as of First Anniversary Date               $1,570.50
            ECI Current Index                                              143.2
            ECI Base Index (as of First Anniversary Date)                  136.0
            Percentage Change                     (143.2 - 136.0) / 136.0 = 5.3%
            Charge Increased by
              (1+ Maximum Annual Percentage Change)       $1,570.50 * (1 + 5.0%)
            Equals Adjusted Charge                                     $1,649.03

         Annual Adjustment on Third Anniversary Date:
            Adjusted Charge as of Second Anniversary Date              $1,649.03
            ECI Current Index                                              140.9
            ECI Base Index (as of Second Anniversary Date)                 143.2
            Percentage Change                              No adjustment is made
            Charge Increased by (1+ Percentage Change)    $1,649.03 * (1 + 0.0%)
            Equals Adjusted Charge*                                    $1,649.03

         Annual Adjustment on Fourth Anniversary Date:
            Adjusted Charge as of Third Anniversary Date               $1,649.03
            ECI Current Index                                              145.9
            ECI Base Index (as of Third Anniversary Date)                  143.2
            Percentage Change                     (145.9 - 143.2) / 143.2 = 1.9%
            Charge Increased by (1+ Percentage Change)    $1,649.03 * (1 + 1.9%)
            Equals Adjusted Charge*                                    $1,680.12

         *    The ECI Base Index for the fourth anniversary date would be 143.2.

3. CHANGES TO INDEX. In the event that the BLS should stop publishing the ECI or should substantially change the content, format or calculation methodology of the ECI, the parties will substitute another comparable measure published by a mutually agreeable source, except as noted below. If the change is to redefine the base period for the ECI from one period to some other period, the parties will continue to use the index but will use the new base period figures for all future adjustments. If the change is to the name of the ECI, the new name will be used instead of the old name so long as the numbers previously published for the index have not changed. If the change is to the publication schedule, the parties may agree in writing to use a different publication schedule and to adjust any partial year to a full year, if needed. The adjustment to convert a partial year to a full year is shown below.

            ECI Current Index  as of July 19XX                             151.0
            ECI Base Index as of June 19XX-1                               145.2
            Percentage Change
              (rounded to 3 decimals)           (151.0 - 145.2) / 145.2 = 3.994%
            Percent Times 12 Divided
              # of Months in Period                             3.994% * 12 / 13
            Equals Percentage Change (rounded to 1 decimal)*                3.7%

         * This calculation method will be used instead of the Percentage Change calculation shown in Section 2 of this Schedule E if the period between the ECI Base Index and the ECI Current Index is other than 12 months.

                                   SCHEDULE F

                              PERFORMANCE STANDARDS


1. PERFORMANCE STANDARDS: EDS agrees that the Services will be provided in accordance with the following Performance Standards.


                   SUBSTANDARD    CRITICAL
    PERFORMANCE    PERFORMANCE   PERFORMANCE
     STANDARD       THRESHOLD     THRESHOLD             COMMENT
-----------------  -----------  ------------ -----------------------------------

1.a MISER System      <99%          <98%     Monthly on line availability
Monthly On-line                              measures the time the Hardware,
Availability                                 Software and Network components
                                             of the MISER System must be
                                             available for Customer processing
                                             during the time specified in
                                             Schedule A, Section III,
                                             Paragraph 1. This measurement
                                             represents the time MISER is
                                             actually useable as a ratio to
                                             the time period it was expected
                                             to be useable each calendar
                                             month. It will be calculated in
                                             minutes by subtracting from the
                                             total time the service was
                                             scheduled to be available during
                                             a given month, the total time
                                             the service was unavailable
                                             during that same month and
                                             dividing the result by the
                                             scheduled availability as
                                             specified in Schedule A, Section
                                             III, On-line Hours of Operation.


1.b MISER System     2 Seconds   4 Seconds   Measures, on a monthly basis,
On-line                                      the time elapsed between the
Response Time                                receipt of a transaction request
                                             at MISER's main operating router
                                             and the receipt of the last
                                             character in answer to that
                                             request (a function of performance)
                                             at FFB's main operating reouter.
                                             It will be calculated in
                                             milliseconds by subtracting from
                                             the total time consumed by a given
                                             transaction the total time
                                             allocated to that transaction, and
                                             dividing by the scheduled response
                                             time.


1.c MISER System       98.5%         96%     Reports and Output Files must be
Reporting and                                made available to FFB within the
Output File                                  agreed upon daily, weekly, monthly,
Availability                                 quarterly and annual delivery
                                             schedules. Performance under this
                                             standard shall be measured monthly
                                             by dividing the number of scheduled
                                             reports and output files not
                                             received by FFB by the scheduled
                                             time by the total number of
                                             scheduled reports and output files
                                             expected by FFB as specified in
                                             Schedule A, Section III, Offline
                                             Processing and Reporting.


2. PERFORMANCE STANDARD CREDIT: Customer understands and agrees that EDS will not achieve the above mentioned performance standard goals one hundred percent (100%) of the time, provided however, if EDS' performance does not equal or exceed the Substandard Performance Threshold defined above for a given month, then Customer shall be entitled to a Performance Standard Credits as specified below:

         (a) If EDS fails to meet the Substandard Performance Threshold specified for the MISER System On-line Availability, then Customer shall be entitled to a credit on the Account Processing Fees defined in Schedule C, Section 1.a for each month in which said Substandard Performance Threshold is not met based on the following table:

                                                                CREDIT ON THE
                                                              ACCOUNT PROCESSING
                                                                FEES FOR OPEN
               AGGREGATE ONLINE AVAILABILITY                   ACTIVE ACCOUNTS

         *  If Aggregate Online Availability is less                 1%
            than 99% and greater than or equal to 98%

         *  If Aggregate Online Availability is less                 3%
            than 98% and greater than or equal to 97%

         *  If Aggregate Online Availability is less                 5%
            than 97%

                  Additionally, if EDS fails to achieve 97% Aggregate Online Availability during two months in any twelve (12) month period, Customer shall be entitled to a ten percent (10%) credit, in lieu of the five percent (5%) defined above, on the Account Processing Fees for Open Active Accounts defined in Schedule C, Section 1.a for the second month.

         (b) If EDS fails to meet Substandard Performance Threshold specified for the MISER System On-line Response Time, then Customer shall be entitled to a credit on the Account Processing Fees defined in Schedule C, Section 1.a for each month in which said Substandard Performance Threshold is not met based on the following table:

               ON-LINE SYSTEM RESPONSE TIME                CREDIT ON THE ACCOUNT
                                                            PROCESSING FEES FOR
                                                           OPEN ACTIVE ACCOUNTS

         *  If Online System Response Time is more than              1%
            2 seconds for 2% of the Total Monthly
            Monetary Transactions

         *  If Online System Response Time is more than              3%
            4 seconds for 2% of the Total Monthly
            Monetary Transactions

         *  If Online System Response Time is more than              5%
            8 seconds for 2% of the Total Monthly
            Monetary Transactions

                  Additionally, if Online System Response Time is more than 4 seconds for 2% of the Total Monthly Monetary Transactions during two months in any twelve (12) month period, Customer shall be entitled to a ten percent (10%) credit, in lieu of the five percent (5%) credit defined above, on Account Processing Fees for Open Active Accounts defined in Schedule C, Section 1.a for the second month in which EDS fails to achieve the Online System Response Time Performance Standard.

         (c) If EDS fails to meet Substandard Performance Threshold specified for MISER System Reporting and Output File Availability, then Customer shall be entitled to a credit on the Account Processing Fees defined in Schedule C, Section 1.a for each subsequent month in which said Substandard Performance Threshold is not met based on the following table:

               ON-LINE SYSTEM RESPONSE TIME                          CREDIT

         *  If more than 2% of the Reports and Output Files            1%
            are not available to Customer on time during a given month

         *  If more than 3% of the Reports and Output Files            3%
            are not available to Customer on time during a given month

         *  If more than 5% of the Reports and Output Files            5%
            are not available to Customer on time during a given month

                  Additionally, if more than 5% of the Reports and Output Files are not available to Customer on time during two months in any twelve (12) month period, Customer shall be entitled to a ten percent (10%) credit, in lieu of the five percent (5%) credit defined above, on Account Processing Fees for Open Active Accounts defined in Schedule C, Section 1.a for the second month in which EDS fails to achieve the Reporting and Output File Availability Performance Standard.

3. REPORTING: EDS agrees to provide to Customer, on a monthly basis, a report indicating EDS' actual performance against the Performance Standards identified in Schedule F, Sections 1.a, 1.c, and 1.d. Customer shall be responsible for notifying EDS of its failure to perform against the Performance Standards identified in Schedule F, Section 1.b. EDS reserves the right to audit Customer Performance Standard analysis pertaining to Schedule F, Section 1.b.

4. TERMINATION: In the event EDS fails to meet the Critical Performance Threshold for the same Performance Standard for six (6) consecutive months, then Customer may, by giving the defaulting party at least sixty (6) days prior written notice thereof, terminate this Agreement as of a date specified in such notice.

5.   MISCELLANEOUS

     5.1 Performance Standard Credits shall be paid to Customer in the form of a of a credit against the amount payable by Customer to EDS under this Agreement for the next ensuing month's invoice for services rendered hereunder by EDS.

     5.2 A single event of failure which causes EDS to fail to meet more than one Performance Standard shall only reduce EDS' performance with respect to one Performance Standard. EDS and Customer will agree as to which Performance Standard will be affected by that single event. Under no circumstance shall the aggregate credit hereunder exceed ten percent (10%) of the total Account Processing Fees defined in Schedule C, Section 1.a in a given month.

     5.3 Measurement of EDS' actual performance under any Performance Standard shall exclude time attributable to events of pre-scheduled downtime. Pre-scheduled downtime shall include such things as regular preventive maintenance, servicing of hardware, hardware upgrades, and software upgrades. The times for pre-scheduled downtime shall be determined by EDS in advance of the event, provided, however, that EDS will use commercially reasonable efforts not to schedule any such pre-scheduled downtime during normal business hours.

     5.4 Notwithstanding anything to the contrary herein, EDS will not be held responsible for, and may exclude from the calculation of compliance with the Performance Standards, any failure to meet Performance Standards if, during, and to the extent that such failure is related to or caused by (a) regularly pre-scheduled downtime as described in
          Section 4.3 of this Schedule F, (b) any matter constituting force majeure, as provided in Section 8.3 of the Agreement, (c) Customer's or its third-party providers' failure to perform its obligations under the Agreement where such failure was the proximate cause of such failure, (d) special production jobs, testing procedures or other services which are given priority at the request of Customer, (e) any significant increase in processing volumes or significant change in the manner in which Customer conducts its business (in each case, during a reasonable transition period to be agreed upon by EDS and Customer in good faith), or (f) failure of the data communications carrier lines between Customer and the EDS' System.

     5.5 Customer acknowledges and agrees that the Performance Standard Credit provided for herein will be the sole and exclusive remedy available to Customer for EDS' failure to meet Performance Standards and Customer Shall not be entitled to any additional remedies.

     5.6 Customer and EDS agree that the purpose of the Performance Standards set forth herein are to induce EDS to achieve performance levels which are satisfactory to Customer and consistent with Customer's experience. In the event, however, that EDS does not meet the Performance Standards listed above, then Customer and EDS agree to review the actual performance and its impact on Customer. If, in the reasonable judgement of the parties, there is not significant adverse impact on Customer, and if the Performance Standard cannot be reasonably attained on a regular basis, then Customer and EDS agree to negotiate in good faith to arrive at a revised Performance Standard, or to waive the applicable credit pertaining to the particular Performance Standard. Further, EDS and Customer acknowledge that changing requirements may from time to time require modification of Performance Standards. Accordingly, EDS and Customer agree to review Performance Standards from time to time (but in no event less than annually) and shall negotiate in good faith to arrive at mutually agreeable revisions to the Performance Standards.

     5.7 Reports to be available by the daily report deadline are those produced by the MISER System critical path jobs as of the time of conversion. The critical path jobs include single executions of: NDFP, LNFP, NLFP, DLYEXP, DLYPRT, MSR900A, GLEXP, GLPRT, SVD090, SVM201, LNM259, LNM260, TFD091, LND200, and DATABASE DUMP. If Customer requests additional reports to be produced from these programs, or additional functions to be performed by these programs, the impact on the delivery schedule and the Performance Standards will be by mutual agreement of the parties.

                                   ADDENDUM 1

               AMENDMENTS TO THE AGREEMENT FOR TECHNOLOGY SERVICES

         WHEREAS, EDS, EIS (all references to EDS in this Addendum will be deemed to include EIS) and Customer entered into the Agreement for Technology Services ("Agreement") as of even date herewith.; and

         WHEREAS, the Agreement provides that it cannot be changed without the written agreement of EDS and Customer; and

         WHEREAS, Customer has requested of EDS that EDS agree to certain modifications to the Agreement as specified herein; and

         WHEREAS, EDS is agreeable to the following indicated modifications to the Agreement, for the consideration hereinafter indicated.

         NOW THEREFORE, in and for the consideration hereinafter stated, and for other good and valuable consideration, not herein recited but the sufficiency and receipt of which are hereby acknowledged, EDS and Customer agree as follows:

1. INCORPORATION WITHIN AGREEMENT. This Addendum to the Agreement for Technology Services shall be incorporated in the Agreement as if fully set forth therein and shall for all intents and purposes be and become a part of the Agreement.

2. MODIFICATION OF PARAGRAPH 2.1. The second and third sentences of Paragraph 2.1 are modified to read as follows:

         "Unless either party gives the other party written notice of intent to terminate, at least six (6) months prior to the expiration date of the Initial Term, then this Agreement will automatically renew for an additional eighteen (18) months (the "Renewal Term"). Thereafter, unless either party gives the other party written notice of intent to terminate at least six (6) months prior to the expiration date of the Renewal Term, then this Agreement will automatically renew for an additional eighteen (18) months and continue until either party terminates this Agreement under the foregoing terms."

3. MODIFICATION OF PARAGRAPH 3.1(B). Modify Paragraph 3.1(b) by deleting the phrase "AND EDS AGREES TO PROVIDE".

4. MODIFICATION OF PARAGRAPH 3.2(b). Modify the first sentence of Paragraph 3.2(b) to read as follows: "PROVIDE ALL EQUIPMENT AT CUSTOMER'S EXPENSE, PLUS AN EDS MANAGEMENT FEE NOT TO EXCEED TEN PERCENT (10%) OF EDS' COST(S), INCLUDING RELATED SHIPPING, INSTALLATION, AND MAINTENANCE CHARGES, AND ADVISE CUSTOMER ON THE COMPATIBILITY OF ITS EQUIPMENT WITH THE EDS SYSTEMS."

5.       MODIFICATION OF PARAGRAPH 3.4. Modify the first sentence of Paragraph
         3.4 to read as follows: "EDS WILL USE COMMERCIALLY REASONABLE EFFORTS TO MAINTAIN THE EDS SYSTEMS SO THAT THEY WILL NOT BE DISAPPROVED BY ANY FEDERAL OR STATE REGULATORY AUTHORITY WITH JURISDICTION OVER CUSTOMER'S BUSINESS."

6. MODIFICATION OF PARAGRAPH 3.4. The following is added to the end of Paragraph 3.4 to read as follows:

                                  Addendum 1-1

         "BY ENTERING INTO THIS AGREEMENT, EDS AGREES THAT THE OFFICE OF THRIFT SUPERVISION ("OTS") WILL HAVE THE AUTHORITY AND RESPONSIBILITY PROVIDED TO THE OTHER REGULATORY AGENCIES PURSUANT TO THE BANK SERVICE CORPORATION ACT, 12 U.S.C. 1867(C) RELATING TO SERVICES PERFORMED BY CONTRACT OR OTHERWISE. EDS WILL, AT CUSTOMER'S EXPENSE, PROVIDE THE OTS DISTRICT DIRECTOR OF THE DISTRICT IN WHICH THE DATA CENTER IS LOCATED WITH ONE COPY OF (i) EDS' MOST RECENT INDEPENDENT DATA CENTER EDP AUDIT WHEN SUCH AN AUDIT HAS BEEN PERFORMED AND (ii) EDS' MOST RECENT AUDITED FINANCIAL STATEMENTS."

7. REPLACEMENT OF PARAGRAPH 3.5. Paragraph 3.5 shall be deleted in its entirety and replaced with the following:

          "3.5 FINANCIAL STATEMENTS AND EDP AUDIT. EDS WILL PROVIDE AT NO CHARGE ONE COPY OF EDS' MOST RECENT AUDITED FINANCIAL STATEMENTS TO CUSTOMER. EDS WILL ALSO PROVIDE TO CUSTOMER ONE COPY OF EDS' MOST RECENT INDEPENDENT DATA CENTER EDP AUDIT, IN AN INDUSTRY ACCEPTABLE FORMAT, AT EDS' THEN STANDARD CHARGE FOR SUCH COPY; PROVIDED, HOWEVER, THAT SUCH CHARGE WILL NOT EXCEED $1,500 FOR ANY ONE COPY. EDS WILL ENGAGE AN INDEPENDENT THIRD PARTY TO CONDUCT A DATA CENTER EDP AUDIT ON AN ANNUAL BASIS."

8. ADDITION OF PARAGRAPH 3.8. A new Paragraph 3.8 is hereby added to the Agreement and reads as follows:

         "3.8 PERFORMANCE STANDARDS: PERFORMANCE STANDARDS FOR THE SERVICES ARE SET FORTH IN SCHEDULE F ("PERFORMANCE STANDARDS"). COMPLIANCE WITH PERFORMANCE STANDARDS WILL BE DETERMINED ON A CALENDAR MONTH BASIS. IN ADDITION TO THE OTHER PROVISIONS OF SCHEDULE F, IF EDS DOES NOT, DURING ANY CALENDAR MONTH, MEET OR EXCEED ANY OF THE PERFORMANCE STANDARDS, THEN CUSTOMER AND EDS WILL COOPERATE TO DETERMINE THE CAUSE THEREFOR AND THE PARTY RESPONSIBLE FOR THE FAILURE TO MEET THE PERFORMANCE STANDARDS. "

9. REPLACEMENT OF PARAGRAPH 4.3. Paragraph 4.3 shall be deleted in its entirety and replaced with the following:

         "4.3 CORRECTION OF REPORTS AND OUTPUT. CUSTOMER WILL BALANCE REPORTS TO VERIFY MASTER FILE INFORMATION AND WILL INSPECT AND REVIEW ALL REPORTS AND OTHER OUTPUT (WHETHER PRINTED, MICROFICHED OR ELECTRONICALLY TRANSMITTED) CREATED FROM DATA PROVIDED BY CUSTOMER TO EDS. CUSTOMER WILL REJECT ALL INCORRECT REPORTS OR OUTPUT (i) WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF DAILY REPORTS OR OUTPUT, (ii) WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF MONTHLY REPORTS OR OUTPUT,
                  (iii) WITHIN THIRTY (30) BUSINESS DAYS AFTER RECEIPT OF ANNUAL OR QUARTERLY REPORTS OR OUTPUT, (iv) WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF ALL OTHER REPORTS OR OUTPUT AND (v) WITHIN 10 BUSINESS DAYS AFTER RECEIPT OF NOTICE FROM CUSTOMERS OF CUSTOMER, BUT IN NO EVENT TO EXCEED A TOTAL OF SIXTY (60) DAYS FROM THE DATE SUCH REPORTS OR OUTPUT WERE MAILED, FOR ALL MISER DEPOSIT AND LOAN MONTHLY STATEMENTS."

10. MODIFICATION OF PARAGRAPH 4.6. Modify Paragraph 4.6 by adding the following at the end of the Paragraph: "NOTWITHSTANDING THE FOREGOING, EDS SHALL PROVIDE TO CUSTOMER, OR ITS CUSTOMER SYSTEMS PROVIDER, A MINIMUM OF THREE (3) MONTHS ADVANCE NOTICE OF ANY MATERIAL CHANGES TO EDS' SYSTEMS THAT MAY AFFECT COMPATIBILITY WITH CUSTOMER SYSTEM(S)."

11. MODIFICATION OF PARAGRAPH 5.1(a). Modify Paragraph 5.1(a) by the addition of the phrase "PRORATED FOR PARTIAL MONTHS SERVICE" at the end of this paragraph.

12. MODIFICATION OF PARAGRAPH 5.1(c). Modify Paragraph 5.1(c) by the addition of the phrase "PRORATED FOR PARTIAL MONTHS SERVICE" at the end of this paragraph.

13. MODIFICATION OF PARAGRAPH 5.2(b). Modify the phrase "TRAVEL AND TRAVEL-RELATED EXPENSES" in the first sentence to read "REASONABLE TRAVEL AND TRAVEL-RELATED EXPENSES".

14.      MODIFICATION OF PARAGRAPH 5.3. Modify the first sentence of Paragraph
         5.3 to read as follows: "ALL CHARGES UNDER THIS AGREEMENT WILL BE DUE AND PAYABLE WITHIN THIRTY (30) DAYS OF INVOICE DATE."

                                  Addendum 1-2

15. MODIFICATION OF PARAGRAPH 6.5(e). Modify the first sentence of Paragraph 6.5(e) by the addition of the following fourth bullet: "(iv) ANY SIMILAR CONTINGENCY PLANNING REQUIREMENTS OF THE OFFICE OF THRIFT SUPERVISION."

16. REPLACEMENT OF PARAGRAPH 7.2. Paragraph 7.2 shall be deleted in its entirety and replaced with the following:

         "7.2 TERMINATION DUE TO ACQUISITION. IF (i) FIFTY PERCENT OR MORE OF THE STOCK OR ASSETS OF CUSTOMER, OR CUSTOMER'S HOLDING COMPANY, ARE ACQUIRED BY ANOTHER PERSON OR ENTITY, WHETHER BY MERGER, REORGANIZATION, SALE, TRANSFER, OR OTHER SIMILAR TRANSACTION, (ii) CUSTOMER IS NOT THE SURVIVING ENTITY, AND
                  (iii) CUSTOMER'S DATA WILL BE PROCESSED BY THE ACQUIRING ENTITY OR ITS CURRENT VENDOR, THEN EDS AND CUSTOMER WILL NEGOTIATE IN GOOD FAITH THE TERMS AND CONDITIONS UPON WHICH THIS AGREEMENT MAY BE MODIFIED TO ACCOMMODATE SUCH TRANSACTION. IF THE PARTIES ARE UNABLE TO AGREE UPON SUCH MODIFICATION, EITHER PARTY MAY TERMINATE THIS AGREEMENT UPON EITHER A MUTUALLY AGREEABLE DATE OR, IN THE EVENT THE PARTIES ARE UNABLE TO AGREE ON SUCH DATE, THE LATER OF (i) CONSUMMATION OF THE ACQUISITION OR (ii) A DATE BASED ON THE FOLLOWING TABLE:

                         i. TWELVE MONTHS FOLLOWING WRITTEN NOTICE FROM EITHER PARTY IF SUCH NOTICE IS PROVIDED IN MONTHS ONE THROUGH TWELVE (1-12) FOLLOWING THE OPERATIONAL DATE.

                         ii. NINE (9) MONTHS FOLLOWING WRITTEN NOTICE FROM EITHER PARTY IF SUCH NOTICE IS PROVIDED IN MONTHS THIRTEEN THROUGH THIRTY-SIX (13-36) FOLLOWING THE OPERATIONAL DATE.

                         iii. SIX (6) MONTHS FOLLOWING WRITTEN NOTICE FROM EITHER PARTY IF SUCH NOTICE IS PROVIDED IN MONTHS THIRTY-SEVEN THROUGH SIXTY (37-60) FOLLOWING THE OPERATIONAL DATE.

                  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN THE EVENT CUSTOMER IS ACQUIRED BY ANOTHER FINANCIAL INSTITUTION WHICH IS A PRE-EXISTING, CONTRACTUAL CUSTOMER OF EDS FOR THE PROVISION OF SUBSTANTIALLY THE SAME SERVICES AS THOSE PROVIDED UNDER THIS AGREEMENT USING THE MISER OPERATING SYSTEM, THEN CUSTOMER MAY TERMINATE THIS AGREEMENT PURSUANT TO THIS SECTION 7.2 AND WILL PAY TO EDS THE AMOUNTS DESCRIBED IN
                  SECTION 7.7, AND NOT THOSE AMOUNTS DESCRIBED IN SECTION 7.6."

17. REPLACEMENT OF PARAGRAPH 7.4. Paragraph 7.4 shall be deleted in its entirety and replaced with the following:

         "7.4 TERMINATION FOR CAUSE., IF EITHER PARTY MATERIALLY OR REPEATEDLY DEFAULTS IN ITS PERFORMANCE UNDER THIS AGREEMENT (EXCEPT FOR (i) NON-PAYMENT OF AMOUNTS DUE TO EDS WHICH SHALL BE GOVERNED BY THE PROVISIONS OF SECTION 7.3 AND (ii) EDS' FAILURE TO MEET PERFORMANCE STANDARDS WHICH SHALL BE GOVERNED BY THE PROVISIONS OF SCHEDULE F) AND FAILS TO EITHER SUBSTANTIALLY CURE SUCH DEFAULT WITHIN NINETY DAYS AFTER RECEIVING WRITTEN NOTICE SPECIFYING THE DEFAULT OR, FOR THOSE DEFAULTS WHICH CANNOT REASONABLY BE CURED WITHIN NINETY DAYS, PROMPTLY COMMENCE CURING SUCH DEFAULT AND THEREAFTER PROCEED WITH ALL DUE DILIGENCE TO SUBSTANTIALLY CURE THE DEFAULT, THEN THE PARTY NOT IN DEFAULT MAY, BY GIVING THE DEFAULTING PARTY AT LEAST THIRTY DAYS PRIOR WRITTEN NOTICE THEREOF, TERMINATE THIS AGREEMENT AS OF A DATE SPECIFIED IN SUCH NOTICE. THE PARTIES AGREE THAT MATERIALLY OR REPEATEDLY INCORRECT REPORTS OR OUTPUT PROVIDED BY EDS AND REJECTED BY CUSTOMER WITHIN THE TIMEFRAMES SPECIFIED IN SECTION 4.3 SHALL BE SUBJECT TO THE PROVISIONS OF THIS SECTION 7.4."

                                  Addendum 1-3

18. MODIFICATION OF PARAGRAPH 7.6(a). The following is added to the end of Paragraph 7.6(a) to read as follows:

         "EDS WILL PERFORM ANY ADDITIONAL SERVICES REASONABLY REQUESTED BY CUSTOMER FOR DECONVERSION ASSISTANCE AT EDS' THEN STANDARD CHARGES; PROVIDED, HOWEVER, THAT IN THE EVENT EDS TERMINATES THIS AGREEMENT PURSUANT TO SECTIONS 7.3 OR 7.5, ALL SUCH CHARGES WILL BE PAID BY CUSTOMER ON A MONTHLY BASIS IN ADVANCE."

19. REPLACEMENT OF PARAGRAPH 7.6 (b). Paragraph 7.6(b) shall be deleted in its entirety and replaced with the following:

         "(b)     (i) IN THE EVENT OF TERMINATION OF THIS AGREEMENT PURSUANT TO
                  SECTION 7.3, 7.4, 7.5 OR 7.8 (BUT EXCLUDING BY ELECTION BY EITHER PARTY NOT TO RENEW PURSUANT TO SECTION 2.1 OR TERMINATION BY CUSTOMER PURSUANT TO SECTION 7.4 OR 9.5 OR
                  SECTION 4 OF SCHEDULE F) FIFTY PERCENT (50%) OF THE TOTAL COMPENSATION WHICH WOULD HAVE BEEN PAID OR REIMBURSED TO EDS UNDER THIS AGREEMENT DURING THE REMAINDER OF ITS TERM. THE AMOUNT OF TOTAL COMPENSATION WILL BE COMPUTED BY MULTIPLYING THE TOTAL NUMBER OF MONTHS REMAINING IN THE INITIAL TERM OR THE RENEWAL TERM THEN IN EFFECT FROM THE EFFECTIVE DATE OF THE TERMINATION BY THE MINIMUM CHARGE FOR BASIC SERVICES UNDER THIS AGREEMENT DURING THE TWELVE CALENDAR MONTHS IMMEDIATELY PRECEDING THE CALENDAR MONTH IN WHICH NOTICE OF TERMINATION WAS GIVEN, AND MULTIPLYING THAT NUMBER BY FIFTY PERCENT (50%). THIS IS EXPRESSED MATHEMATICALLY AS FOLLOWS:

                  (NUMBER OF MONTHS REMAINING IN TERM) X (MINIMUM CHARGE FOR BASIC SERVICES FOR THE TWELVE MONTHS PRECEDING NOTICE OF TERMINATION) X 0.50

                  IF THIS AGREEMENT HAS BEEN IN EFFECT LESS THAN TWELVE CALENDAR MONTHS PRIOR TO THE GIVING OF THE NOTICE OF TERMINATION, THEN THE PARTIES WILL COMPUTE THE AMOUNT DUE UNDER THIS SUBSECTION
                  (b) USING THE MINIMUM CHARGE FOR BASIC SERVICES DURING THE LESSER NUMBER OF CALENDAR MONTHS. IF TERMINATION OF THIS AGREEMENT OCCURS PRIOR TO THE OPERATIONAL DATE, THEN THE PARTIES WILL COMPUTE THE AMOUNT DUE UNDER THIS SUBSECTION (b) ASSUMING THAT THE OPERATIONAL DATE HAD OCCURRED WHEN SCHEDULED BY EDS AND USING THE MINIMUM CHARGE FOR BASIC SERVICE TO BE PAID BY CUSTOMER AFTER THE OPERATIONAL DATE.

                  (ii) IN THE EVENT OF TERMINATION OF THIS AGREEMENT PURSUANT TO
                       SECTION 7.2, THE AMOUNT OF TOTAL COMPENSATION WILL BE COMPUTED AS FOLLOWS:

                  i. $300,000.00 IF WRITTEN NOTICE OF SUCH TERMINATION FROM EITHER PARTY IS PROVIDED IN MONTHS ONE THROUGH TWELVE (1-12) FOLLOWING THE OPERATIONAL DATE.

                  ii. $200,000.00 IF WRITTEN NOTICE OF SUCH TERMINATION FROM EITHER PARTY IS PROVIDED IN MONTHS THIRTEEN THROUGH TWENTY-FOUR (13-24) FOLLOWING THE OPERATIONAL DATE.

                  iii. $150,000.00 IF WRITTEN NOTICE OF SUCH TERMINATION FROM
                       EITHER PARTY IS PROVIDED IN MONTHS TWENTY-FIVE THROUGH THIRTY-SIX (25-36) FOLLOWING THE OPERATIONAL DATE. IV. $75,000.00 IF WRITTEN NOTICE OF SUCH TERMINATION FROM EITHER PARTY IS PROVIDED IN MONTHS THIRTY-SEVEN THROUGH FORTY-EIGHT (37-48) FOLLOWING THE OPERATIONAL DATE.

                  v. $50,000.00 IF WRITTEN NOTICE OF SUCH TERMINATION FROM EITHER PARTY IS PROVIDED IN MONTHS FORTY-NINE THROUGH SIXTY (49-60) FOLLOWING THE OPERATIONAL DATE.

                  (iii) AMOUNTS PAYABLE UNDER SECTION 7.6(B) SHALL BE PAID UPON SUBMISSION OF THE APPLICABLE TERMINATION NOTICE. ALL OTHER AMOUNTS UNDER THIS SECTION 7.6 WILL BE INVOICED AND PAID PRIOR TO THE EFFECTIVE DATE OF SUCH TERMINATION AND PRIOR TO THE RELEASE OF ANY TEST TAPES OR OTHER DATA OF CUSTOMER."

                                  Addendum 1-4

20. ADDITION OF PARAGRAPH7.8. A new Paragraph 7.8 is hereby added to the Agreement and reads as follows:

         "7.8 TERMINATION FOR CONVENIENCE. AT ANY TIME, FOR ANY REASON, AFTER THE LAST DAY OF THE FIRST MONTH FOLLOWING THE MONTH IN WHICH THE OPERATION DATE OCCURS AND AS LONG AS CUSTOMER IS NOT THEN AND DOES NOT BECOME IN DEFAULT UNDER THIS AGREEMENT, CUSTOMER MAY TERMINATE THIS AGREEMENT FOR CONVENIENCE AND WITHOUT CAUSE BY GIVING EDS AT LEAST SIX (6) MONTHS' PRIOR WRITTEN NOTICE DESIGNATING THE EFFECTIVE DATE OF TERMINATION AS LONG AS CUSTOMER IS NOT THEN AND DOES NOT BECOME IN DEFAULT UNDER THIS AGREEMENT PRIOR TO THE TERMINATION DATE AND PAYS TO EDS, ON OR BEFORE THE TERMINATION DATE, ALL AMOUNTS SET FORTH IN SECTION 7.6(a) AND SECTION 7.6(b)(i)."

21. ADDITION OF PARAGRAPH 7.9. A new paragraph 7.9 is hereby added to the Agreement and reads as follows:

         "7.9 REGULATORY TERMINATION. IN THE EVENT THAT CONTROL OF CUSTOMER IS ASSUMED BY THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANOTHER DULY AUTHORIZED PUBLIC AUTHORITY, THEN EITHER PARTY MAY, BY GIVING PRIOR NOTICE TO THE OTHER PARTY, TERMINATE THIS AGREEMENT AND THE PAYMENT DUE UPON TERMINATION AS SET FORTH IN SECTION 7.6 SHALL NOT INCLUDE THE AMOUNT DESCRIBED IN SECTION 7.6(b)(i)."

22. REPLACEMENT OF PARAGRAPH 8.1. Paragraph 8.1 shall be deleted in its entirety and replaced with the following:

         "8.1 LIMITATION OF LIABILITY. IF EDS BECOMES LIABLE TO THE CUSTOMER UNDER THIS AGREEMENT FOR ANY REASON (INCLUDING LIABILITY ARISING FROM MATERIALLY OR REPEATEDLY INCORRECT REPORTS OR OUTPUT PROVIDED BY EDS, WHETHER ARISING BY NEGLIGENCE OR OTHERWISE, THEN (a) THE DAMAGES RECOVERABLE AGAINST EDS FOR ALL EVENTS, ACTS, DELAYS, OR OMISSIONS WILL NOT EXCEED IN THE AGGREGATE THE COMPENSATION PAYABLE TO EDS PURSUANT TO SECTION
                  5.1 OF THIS AGREEMENT FOR THE LESSER OF THE MONTHS THAT HAVE ELAPSED SINCE THE OPERATIONAL DATE OR THE SIX (6) MONTHS ENDING WITH THE LATEST MONTH IN WHICH OCCURRED THE EVENTS, ACTS, DELAYS OR OMISSIONS FOR WHICH DAMAGES ARE CLAIMED, AND
                  (b) THE MEASURE OF DAMAGES WILL NOT INCLUDE ANY AMOUNTS FOR INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY PARTY, INCLUDING THIRD PARTIES, . THE PARTIES AGREE THAT CUSTOMER HAS A DUTY TO EXERCISE REASONABLE DILIGENCE, CONSISTENT WITH THE CUSTOMS OF THE BANKING INDUSTRY, TO IDENTIFY AND CORRECT READILY APPARENT ERRORS IN THE REPORTS AND OUTPUT PRODUCED BY EDS BEFORE USING SUCH REPORTS AND OUTPUT, AND EDS SHALL HAVE NO LIABILITY TO CUSTOMER FOR SUCH READILY APPARENT ERRORS IF CUSTOMER, IN THE EXERCISE OF SUCH REASONABLE DILIGENCE, COULD HAVE IDENTIFIED SUCH ERRORS WITHIN THE TIMEFRAMES SPECIFIED IN
                  SECTION 4.3. CUSTOMER MAY NOT ASSERT ANY CAUSE OF ACTION AGAINST EDS OF WHICH CUSTOMER KNEW OR SHOULD HAVE KNOWN MORE THAN TWO (2) YEARS PRIOR TO SUCH ASSERTION. IN CONNECTION WITH THE CONDUCT OF ANY LITIGATION WITH THIRD PARTIES RELATING TO ANY LIABILITY OF EDS TO CUSTOMER OR TO SUCH THIRD PARTIES, EDS WILL HAVE ALL RIGHTS WHICH ARE APPROPRIATE TO ITS POTENTIAL RESPONSIBILITIES OR LIABILITIES. EDS WILL HAVE THE RIGHT TO PARTICIPATE IN ALL SUCH LITIGATION AND TO SETTLE OR COMPROMISE ITS LIABILITY TO THIRD PARTIES."

                                  Addendum 1-5

23. REPLACEMENT OF PARAGRAPH 8.2. Paragraph 8.2 shall be deleted in its entirety and replaced with the following:

         "8.2     WARRANTY.

         (a) PERFORMANCE. EDS REPRESENTS AND WARRANTS TO EXERCISE REASONABLE CARE IN PERFORMING SERVICES AND THAT ALL SERVICES WILL BE PERFORMED IN A PROFESSIONAL AND WORKMANLIKE MANNER.

         (b) VIRUSES. EDS WILL USE COMMERCIALLY REASONABLE MEASURES TO SCREEN ANY SOFTWARE PROVIDED OR MADE AVAILABLE BY IT TO THE OTHER PARTY HEREUNDER FOR THE PURPOSE OF AVOIDING THE INTRODUCTION OF ANY "VIRUS" OR OTHER COMPUTER SOFTWARE ROUTINE OR HARDWARE COMPONENTS WHICH ARE DESIGNED (i) TO PERMIT ACCESS OR USE BY THIRD PARTIES TO THE SOFTWARE OF THE OTHER PARTY NOT AUTHORIZED BY THIS AGREEMENT, (ii) TO DISABLE OR DAMAGE HARDWARE OR DAMAGE, ERASE OR DELAY ACCESS TO SOFTWARE OR DATA OR (iii) TO PERFORM ANY OTHER SIMILAR ACTIONS.

         (c) PASS-THROUGH WARRANTIES AND INDEMNITIES. EDS AGREES THAT IT WILL PASS THROUGH TO CUSTOMER ANY RIGHTS IT OBTAINS UNDER WARRANTIES AND INDEMNITIES GIVEN BY ITS THIRD PARTY SUBCONTRACTORS OR SUPPLIERS IN CONNECTION WITH ANY SERVICES, SOFTWARE, EQUIPMENT OR OTHER PRODUCTS PROVIDED BY EDS PURSUANT TO THIS AGREEMENT TO THE EXTENT PERMITTED BY THE APPLICABLE SUBCONTRACTORS OR SUPPLIERS. IN THE EVENT OF A THIRD PARTY SOFTWARE OR EQUIPMENT NONCONFORMANCE, EDS WILL COORDINATE WITH, AND BE THE POINT OF CONTACT FOR RESOLUTION OF THE PROBLEM THROUGH, THE APPLICABLE VENDOR AND, UPON BECOMING AWARE OF A PROBLEM, WILL NOTIFY SUCH VENDOR AND WILL USE COMMERCIALLY REASONABLE EFFORTS TO CAUSE SUCH VENDOR TO PROMPTLY REPAIR OR REPLACE THE NONCONFORMING ITEM IN ACCORDANCE WITH SUCH VENDOR'S WARRANTY. IF ANY WARRANTIES OR INDEMNITIES MAY NOT BE PASSED THROUGH, EDS AGREES THAT IT WILL, UPON THE REQUEST OF CUSTOMER, TAKE REASONABLE ACTION TO ENFORCE ANY APPLICABLE WARRANTY OR INDEMNITY WHICH IS ENFORCEABLE BY EDS IN ITS OWN NAME. HOWEVER, EDS WILL HAVE NO OBLIGATION TO RESORT TO LITIGATION OR OTHER FORMAL DISPUTE RESOLUTION PROCEDURES TO ENFORCE ANY SUCH WARRANTY OR INDEMNITY UNLESS EDS CHOOSES TO DO SO AND CUSTOMER AGREES TO REIMBURSE EDS FOR ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH, INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES.

         (d) DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 8.2, EDS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY OPERATION OF LAW OR OTHERWISE, CONTAINED IN OR DERIVED FROM THIS AGREEMENT, ANY OF THE SCHEDULES ATTACHED HERETO, ANY OTHER DOCUMENTS REFERENCED HEREIN, OR IN ANY OTHER MATERIALS, PRESENTATIONS OR OTHER DOCUMENTS OR COMMUNICATIONS WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE."

24. MODIFICATION OF PARAGRAPH 8.3. The second sentence of Paragraph 8.3 is amended to read as follows:

                                  Addendum 1-6

         "SUCH NONPERFORMANCE WILL NOT BE A DEFAULT OR A GROUND FOR TERMINATION SO LONG AS (i) IT COULD NOT HAVE BEEN PREVENTED BY REASONABLE PRECAUTIONS AND (ii) REASONABLE MEANS ARE TAKEN TO EXPEDITIOUSLY REMEDY THE PROBLEM CAUSING SUCH NONPERFORMANCE. TO THE EXTENT THAT CONTINGENCY PLANNING SERVICES ARE INCLUDED IN THE SERVICES, THE FOREGOING WILL NOT LIMIT EDS' OBLIGATION TO PROVIDE SUCH SERVICES UNLESS THEY ALSO ARE AFFECTED BY THE FORCE MAJEURE EVENT."

25. ADDITION OF PARAGRAPH 8.6. A new Paragraph 8.6 is hereby added to the Agreement and reads as follows:

         "8.6 PATENT INDEMNITY. EDS WILL INDEMNIFY, DEFEND, AND HOLD HARMLESS CUSTOMER FROM ANY AND ALL CLAIMS, ACTIONS, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF ANY CLAIMS OF INFRINGEMENT BY EDS OF ANY U.S. LETTERS PATENT, ANY TRADE SECRET, OR ANY COPYRIGHT, TRADEMARK, SERVICE MARK, TRADE NAME OR SIMILAR PROPRIETARY RIGHTS CONFERRED BY COMMON LAW OR BY ANY LAW OF THE UNITED STATES OR ANY STATE ALLEGED TO HAVE OCCURRED BECAUSE OF SYSTEMS PROVIDED OR WORK PERFORMED BY EDS. HOWEVER, THE INDEMNITY WILL NOT APPLY UNLESS CUSTOMER INFORMS EDS AS SOON AS PRACTICABLE OF ANY CLAIM OR ACTION ALLEGING SUCH INFRINGEMENT, AND HAS GIVEN EDS FULL OPPORTUNITY TO CONTROL THE RESPONSE THERETO AND THE DEFENSE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AGREEMENT RELATING TO SETTLEMENT. EDS WILL NOT BE LIABLE TO CUSTOMER FOR CLAIMS OF INDIRECT OR CONTRIBUTORY INFRINGEMENT."

26. ADDITION OF PARAGRAPH 8.7. A new Paragraph 8.7 is hereby added to the Agreement and reads as follows:

         "8.7 ATTORNEYS' FEES. IF THERE IS AN ARBITRATION PROCEEDING PURSUANT TO THE PROVISIONS OF SECTION 7.1, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS' FEES AND OTHER COSTS INCURRED IN THAT ACTION OR PROCEEDING, INCLUDING. IN ADDITION TO ANY OTHER RELIEF TO WHICH IT MAY BE ENTITLED, RECOVERY OF ANY REASONABLE ATTORNEYS' FEES INCURRED BY THE PREVAILING PARTY IF ANY LEGAL ACTION OR OTHER PROCEEDING IS BROUGHT FOR THE ENFORCEMENT OF AN AWARD UNDER
                  SECTION 7.1."

27. REPLACEMENT OF PARAGRAPH 9.3. Paragraph 9.3 shall be deleted in its entirety and replaced with the following:

         "9.3 NOTICES. ANY NOTICE UNDER THIS AGREEMENT WILL BE DEEMED TO BE GIVEN WHEN (i) DELIVERED BY HAND OR WHEN MAILED BY REGISTERED UNITED STATES MAIL, RETURN RECEIPT REQUESTED, AND (ii) ADDRESSED TO THE RECIPIENT PARTY AT ITS ADDRESS SET FORTH
                  BELOW:

                           IF TO CUSTOMER:

                                    FIDELITY FEDERAL BANK, FSB
                                    4565 COLORADO BLVD.
                                    LOS ANGELES, CALIFORNIA 90039
                                    ATTENTION:  PRESIDENT

                           WITH COPY TO:

                                    FIDELITY FEDERAL BANK, FSB
                                    4565 COLORADO BLVD.
                                    LOS ANGELES, CALIFORNIA 90039
                                    ATTENTION:  LEGAL DEPARTMENT;

                           IF TO EDS:

                                    EDS
                                    1901 SUMMIT TOWER BOULEVARD
                                    ORLANDO, FL 32810-5910
                                    ATTN: PRESIDENT, MISER DIVISION.

                                  Addendum 1-7

                  EITHER PARTY MAY FROM TIME TO TIME CHANGE ITS ADDRESS FOR NOTIFICATION PURPOSES, BY GIVING THE OTHER PRIOR WRITTEN NOTICE OF THE NEW ADDRESS AND THE DATE UPON WHICH IT WILL BECOME EFFECTIVE."

28. MODIFICATION OF PARAGRAPH 9.9. Modify the phrase "STATE OF TEXAS" in the first sentence of Paragraph 9.9 to read "STATE OF DELAWARE".

29. EFFECT OF ADDENDUM. Except for the foregoing described changes to the Agreement, the Agreement shall in all other respects remain in full force and effect, unchanged hereby. By execution of this Addendum Customer agrees to be bound by the terms of the Agreement in each and every respect with regard to the changes created in this Addendum as if this Addendum had been fully set forth in the Agreement. There shall be no change in the warranties, representations, liabilities, or obligations of EDS under the Agreement by virtue of this Addendum except as expressly set forth herein.

                                  Addendum 1-8

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum in manner and form sufficient to bind them on the day and year indicated after their respective execution hereof.


Customer:                                    Accepted by:
FIDELITY FEDERAL BANK                        ELECTRONIC DATA SYSTEMS CORPORATION


By:  /S/ JAMES E. STUTZ                      By:  /S/ PAUL W. DUCKHAM
-----------------------------------          -----------------------------------
     Authorized Signature                         Authorized Signature

      JAMES E. STUTZ,                                PAUL W. DUCKHAM,
President and Chief Operating Officer           President, MISER Division
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   Type or Print Name and Title                Type or Print Name and Title

      December 3, 1999                               December 9, 1999
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            Date                                          Date

                                  Addendum 1-9